UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RLI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

March 20, 2008

Dear Shareholder:

Please consider this letter your personal invitation to attend the 2008 RLI Corp. Annual Shareholders Meeting. It will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, the Company’s principal office, on May 1, 2008, at 2 p.m. CDT.

Business scheduled to be considered at the meeting includes the election of Class III directors, amendments to our Articles of Incorporation, and ratification of KPMG LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2007 and their impact on you and your Company. Company directors and officers and representatives of KPMG LLP will be available before and after the meeting to talk with you and answer any questions you may have.

This year, we are pleased to be taking advantage of a new Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice instead of a paper copy of this proxy statement and our 2007 Financial Report to Shareholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2007 Financial Report to Shareholders and a proxy card. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this new process will provide shareholders with easier access these proxy materials, reduce the costs of printing and distributing our proxy materials and conserve environmental resources.

Thank you for your interest in your Company as well as your confidence and support in our future.

Sincerely,

/s/ Gerald D. Stephens
Gerald D. Stephens, CPCU
Chairman of the Board

RLI Corp.
9025 N. Lindbergh Drive
Peoria, Illinois 61615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 1, 2008

To the Shareholders of RLI Corp.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of RLI Corp. (“Company”) will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, on Thursday, May 1, 2008, at 2 p.m. Central Daylight Time to:

1.               Elect four (4) Class III directors for a three-year term expiring in 2011 or until their successors are elected and qualified;

2.               Consider and act upon a proposal to amend the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors;

3.               Consider and act upon a proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50 million to 200 million;

4.               Consider and act upon a proposal to amend the Company’s Amended and Restated Articles of Incorporation to revise the indemnification provisions and limit Director personal liability;

5.               Consider and act upon a proposal to amend the Company’s Amended and Restated Articles of Incorporation to eliminate shareholder written consent;

6.               Consider and act upon a proposal to amend the Company’s Amended and Restated Articles of Incorporation to reduce the shareholder vote required for asset sale transactions;

7.               Consider and act upon a proposal to ratify the selection of KPMG LLP as independent registered public accounting firm of the Company for the current year; and

8.               Transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company, of record at the close of business on March 7, 2008, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President, General Counsel & Corporate Secretary
Peoria, Illinois
March 20, 2008

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you submit your proxy as follows:

•                  By Mail: if you received your proxy card by mail, by completing the proxy card and signing, dating and returning it as promptly as possible;

•                  By Phone: by submitting your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials, or

•                  By Internet: by submitting your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

Internet Voting	51
Shareholder Inquiries	51
Dividend Reinvestment Plan	51
Requests for Additional Information	51
Contacting RLI	51
RLI on the web	51

RLI Corp.
9025 N. Lindbergh Drive
Peoria, Illinois 61615

Proxy Statement

Annual Meeting of Shareholders
to be held
May 1, 2008

General Information

This Proxy Statement is furnished to the shareholders of RLI Corp., an Illinois corporation (“Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders to be held at 2 p.m. Central Daylight Time on Thursday, May 1, 2008, at the Company’s offices at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, and at any adjournments of the Annual Meeting.

This year, we are pleased to be taking advantage of a new Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail.  The Company intends to mail the E-Proxy Notice to shareholders on or about March 20, 2008.

                Voting. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy to achieve a quorum. Pursuant to the Company’s By-Laws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you vote your shares in advance.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by proxy without attending the Annual Meeting in three different ways:

•          Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

•          Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.

•          Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.

Shareholders can save the Company expense by submitting their proxy by telephone or over the Internet. If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card unless you are doing so to change your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions, your shares will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

Assuming the presence, in person or by proxy, of a quorum, the election of directors requires the affirmative vote of a plurality of the votes cast, which means that the four persons receiving the highest number of “For” votes will be elected. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Assuming the presence of a quorum, the affirmative vote of a majority of the votes represented at the meeting shall be required to approve the other proposals. Votes withheld and abstentions are deemed present at the meeting, and this will be counted for quorum purposes, and other than with respect to Proposal One (election of directors), will have the same effect as a vote against the matter. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or at their own discretion if permitted by the New York Stock Exchange (“NYSE”) or other organization of which they are members. Members of the NYSE are permitted to vote their clients’ proxies at their own discretion as to the election of directors if the clients have not furnished voting instructions within 10 days of the meeting. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum. Broker non-votes will have no effect with respect to Proposal One and will not be counted in determining the number of shares necessary for approval for Proposal Seven. With respect to Proposals Two through Six, broker non-votes, like abstentions, will have the effect of voting against the amendments to our Amended and Restated Articles of Incorporation, as those amendments require the affirmative vote of a majority of our common shares outstanding.

Shareholders Entitled to Vote. Shareholders of record at the close of business on March 7, 2008, the record date, shall be entitled to vote at the 2008 Annual Meeting. As of the record date, the Company had 21,677,565 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2008 Annual Meeting.

Proxy Solicitation. The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

Electronic Access to Proxy Materials and Annual Report. This notice of Annual Meeting and Proxy Statement and the 2007 Annual Report are available on the Company’s Internet site at www.rlicorp.com and at www.proxyvote.com.

Share Ownership of Certain Beneficial Owners

Principal Shareholders. The only persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2007, are as follows:

		Percent of
Name and Address	Number of Shares	Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock

Franklin Resources, Inc.(1)	1,964,370	8.9%
One Franklin Parkway
San Mateo, California 94403

State Street Bank and Trust Company (2)	1,853,732	8.4%
225 Franklin Street
Boston, Massachusetts 02110

Gerald D. Stephens (3)	1,398,256	6.3%
493 East High Point Drive
Peoria, Illinois 61614

Barclays Global Investors, NA (4)	1,373,271	6.2%
Barclays Global Fund Advisors
Barclays Global Investors, Ltd.
45 Fremont Street
San Francisco, California 94105

(1)                                  The information shown is based solely on a Schedule 13G dated January 24, 2008, except the percent of outstanding stock which was calculated by the Company, filed with the SEC by Franklin Resources, Inc., (“Franklin”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC, which filing indicates one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin, have sole voting power with respect to 1,949,995 and sole dispositive power with respect to 1,964,370 shares. Messrs. Johnson and Johnson are the principal shareholders of Franklin.

(2)                                  The information shown is based solely on a Schedule 13G dated February 12, 2008, filed with the SEC by State Street Bank and Trust Company (“State Street”), which filing indicates that as of December 31, 2007, State Street, in its capacity as trustee of the Company’s Employee Stock Ownership Plan (“ESOP”), held 1,474,495 shares on behalf of participants in such plan. State Street further disclosed sole voting power with respect to 379,237 shares, shared voting power with respect to 1,474,495 shares, and shared dispositive power with respect to 1,853,732 shares. Each ESOP participant or beneficiary may direct State Street as to the manner in which the shares allocated to each participant under the ESOP are to be voted. State Street has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares. With respect to allocated shares for which no votes are received, State Street will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(3)                                  Mr. Stephens is the Chairman of the Board of the Company. Includes 72,644 shares allocated to Mr. Stephens under the RLI Corp. Key Employee Excess Benefit Plan (“Key Plan”), over which Mr. Stephens has no voting or investment power; 29,615 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 2,492 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; 1,431 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; 150,000 shares owned by the Gerald D. Stephens Grantor Annuity Trust, over which Mr. Stephens, as trustee, has sole voting and investment power; 108,738 exercisable stock options; and 15,066 shares held by a bank, as trustee, under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Agreement (“Deferred Agreement”). Excludes 68,935 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial ownership.

(4)                                  The information shown is based solely on a Schedule 13G dated January 10, 2008, except the percent of outstanding stock which was calculated by the Company, filed with the SEC by Barclays Global Investors, NA (registered bank), Barclays Global Fund Advisors (investment advisor) and Barclays Global Investors. Ltd. (registered bank). According to the Schedule 13G, Barclays Global Investors, NA is the beneficial owner of, and has sole dispositive power with respect to 742,048 shares, and sole voting power with respect to 657,770 shares; Barclays Global Fund Advisors is the beneficial owner of, and has sole dispositive power with respect to 611,460 shares, and sole voting power with respect to 450,426 shares; and Barclays Global Investors, Ltd. is the beneficial owner of, and has dispositive power with respect to 19,763 shares.

Directors and Officers. The following information is furnished as to the beneficial ownership of the shares of the Company’s Common Stock by each current director, nominee for director and named executive officer, and the directors and executive officers of the Company as a group, as of December 31, 2007.

	Number of Shares	Percent of
Name of Individual or	Beneficially	Outstanding
Number of Persons in Group	Owned (1)	Common Stock

Barbara R. Allen	2,465	*

John T. Baily (2) (3) (4)	11,525	*

Richard H. Blum (2) (4)	20,552	*

Joseph E. Dondanville (5) (9) (10) (11)	262,712	1.2%

Jordan W. Graham (2)	3,509	*

Daniel O. Kennedy (9) (10)	4,422	*

Craig W. Kliethermes (9) (10) (11)	3,860	*

Gerald I. Lenrow (2) (4) (6)	54,919	*

Charles M. Linke (2) (4)	12,665	*

F. Lynn McPheeters (2) (4)	28,077	*

Jonathan E. Michael (7) (9) (10) (11) (12)	560,664	2.5%

Gerald D. Stephens (8) (10) (11)	1,398,256	6.3%

Michael J. Stone (9) (10) (11) (12)	281,467	1.3%

Edward F. Sutkowski (2) (4)	202,540	*

Robert O. Viets (2) (4)	77,797	*

Directors and executive officers as a group (19 persons) (9) (10) (11)	2,978,932	12.9%

*Less than 1% of Class.

(1)                                  Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.

(2)                                  Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Director Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following: Mr. Baily 2,199 shares; Mr. Blum 5,402 shares; Mr. Graham 2,631 shares; Mr. Lenrow 42,007 shares; Mr. Linke 3,117 shares; Mr. McPheeters 11,178 shares; Mr. Sutkowski 79,427 shares; and Mr. Viets 33,278 shares. Each participating director has no voting or investment power with respect to such shares.

(3)                                  Includes 2,000 shares held by Mr. Baily’s spouse as to which Mr. Baily claims beneficial interest.

(4)                                  Includes shares that may be acquired by the named persons within 60 days after December 31, 2007, under the Directors’ Stock Option Plan for Outside Directors (“Director Plan”), upon the exercise of outstanding stock options as follows: Mr. Baily 4,233 shares; Mr. Blum 10,664 shares; Mr. Lenrow 7,200 shares; Mr. Linke 5,407 shares; Mr. McPheeters 14,482 shares; Mr. Sutkowski 5,400 shares; and Mr. Viets 10,800 shares.

(5)                                  Includes 200 shares held by Mr. Dondanville’s spouse in a custodian account for the benefit of their children, as to which Mr. Dondanville disclaims any beneficial interest.

(6)                                  Includes 956 shares held by Mr. Lenrow’s spouse in a custodian account for the benefit of their minor daughter, as to which Mr. Lenrow disclaims any beneficial interest.

(7)                                  Includes 34,986 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power.

(8)                                  Includes 72,644 shares allocated to Mr. Stephens under the Key Plan, over which Mr. Stephens has no voting or investment power; 29,615 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 2,492 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; 150,000 shares owned by the Gerald D. Stephens Grantor Annuity Trust, over which Mr. Stephens, as trustee, has sole voting and investment power; and 1,431 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; Excludes 68,935 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial interest.

(9)                                  Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power. During 2007, Joseph E. Dondanville, Jonathan E. Michael and Michael J. Stone were eligible to elect to diversify shares owned by the ESOP. As of December 31, 2007, the following shares were allocated under the ESOP: Mr. Dondanville 24,217 shares; Mr. Kennedy 507 shares; Mr. Kliethermes 509 shares; Mr. Michael 62,339 shares; and Mr. Stone 13,187 shares.

(10)                            Includes shares that may be acquired by the named persons within 60 days after December 31, 2007, under the Incentive Stock Option Plan (“ISOP”) and the Omnibus Stock Plan, upon the exercise of outstanding stock options as follows: Mr. Dondanville 168,018 shares; Mr. Kennedy 3,599 shares; Mr. Kliethermes 1,000 shares; Mr. Michael 306,026 shares; Mr. Stephens 108,738 shares; and Mr. Stone 174,972 shares.

(11)                            Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the Deferred Agreement for the benefit of the following: Mr. Dondanville 8,517 shares; Mr. Kliethermes 536 shares; Mr. Michael 14,117 shares; Mr. Stephens 15,066 shares; and Mr. Stone 17,311 shares. Each participant has no voting or investment power with respect to such shares.

(12)                            Includes shares held in margin securities accounts at brokerage firms. At December 31, 2007, the following number of shares were held in such accounts: Mr. Michael 141,137 shares; and Mr. Stone 74,636 shares.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“1934 Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership. In addition, officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 2007, the reporting persons have complied with all filing requirements of Section 16(a) of the 1934 Act.

Proposal One:
Election of Directors

General. The Company’s Board of Directors currently consists of 11 persons, divided into three classes (Class I, Class II and Class III). At the Annual Meeting, four (4) Class III directors are to be elected, each to hold office for a three-year term or until a successor is elected and qualified unless that director dies, resigns or is removed prior to that time. Directors whose terms do not expire this year will continue to serve. Unless otherwise instructed, the shares represented by a proxy will be voted for the election of the four nominees named below. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee. Shares that are withheld and broker non-votes count towards establishment of a quorum but have no effect on determinations of plurality and thus will not affect the outcome of the election. There is no cumulative voting for the directors under the Company’s Articles of Incorporation. If Proposal Two is passed, this will be the last three-year term for elected directors — please refer to that proposal for additional detail.

Nominees. Messrs. John T. Baily, Jordan W. Graham, Gerald I. Lenrow and Gerald D. Stephens, each current directors, are the Class III directors standing for election. Such directors were elected previously by the shareholders in 2005 for a three-year term expiring in 2008. Each are nominated to serve for a three-year term expiring in 2011.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board unless the Board of Directors should determine to reduce the number of directors pursuant to the Company’s By-Laws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends the shareholders vote “For” election of all four nominees listed below.

Director and Nominee Information. The following includes certain information with respect to the current directors and nominees to the Board of Directors furnished to the Company by such individuals:

		DIRECTOR	PRINCIPAL
NAME	AGE	SINCE	OCCUPATION

John T. Baily (1) (term expiring in 2008)	64	2003

Previously National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 23 years as a partner. Served as President of Swiss Re Capital Partners from 1999 through 2002.

Jordan W. Graham (term expiring in 2008)	47	2004

Managing Director leading North American Business Development for Citi Markets and Banking, Global Transaction Services Division where he is responsible for mergers and acquisitions for the firm’s Cash Management and Trade Services/Finance businesses. Vice president of Cisco, Inc.’s Services Industry Consulting (1998 — 2004), where he provided executive advisory and strategy consulting services to Global 500 firms in the insurance and financial services industries. Former director of Securitas Capital, LLC, which invested in insurance and risk related ventures. Current director of Technology Credit Union and Coldspark, Inc.

Gerald I. Lenrow (term expiring in 2008)	80	1993

Since 1999, in private law practice providing consultation services to certain members of the insurance industry. Consultant to General Reinsurance Corp. until December 31, 1998. In 1990, after 28 years as a partner, retired as a partner in the international accounting firm of Coopers & Lybrand LLP (now known as PricewaterhouseCoopers LLP). He continued on as a consultant until 1996.

Gerald D. Stephens (term expiring in 2008)	75	1965	Elected Chairman of the Board of the Company January 1, 2001. Mr. Stephens founded the Company in 1965 and served as Chief Executive Officer until his election as Chairman of the Board.

Certain information concerning the remaining directors, whose terms expire either in 2009 or 2010, is set forth as follows based upon information furnished to the Company by such individuals:

		DIRECTOR	PRINCIPAL
NAME	AGE	SINCE	OCCUPATION

Barbara R. Allen (2) (term expiring in 2010)	55	2006

Appointed to the Board on June 20, 2006. President of Proactive Partners, a division of Tennis Corporation of America since October, 2005. Former Partner with The Everest Group, a firm specializing in growth strategy and general management consulting, from 2003 through October, 2005. Former marketing and executive management leader with Quaker Oats Company. Current director of Lance, Inc., a snack manufacturer, and former director for Maytag Corporation, Tyson Foods, Converse and Charthouse Inc.

Richard H. Blum (term expiring in 2010)	69	2000

Previously Chairman of AXIS Specialty U.S. Holdings, Inc., (February 2002 to January 2006). Was Senior Advisor to Marsh & McLennan Companies, Inc., (MMC) a professional services firm in risk and insurance services, investment management and consulting businesses from 1999 to January 2002. Former director of MMC from 1986 to 1999 and served as Vice Chairman of J&H Marsh & McLennan from 1997 to 1999, and previously as Chairman and CEO of Guy Carpenter & Company, Inc., having joined that firm in 1958.

Charles M. Linke (term expiring in 2009)	70	2003

Professor Emeritus of Finance at the University of Illinois (Urbana-Champaign) since 1998. Professor Linke has held various positions with the University of Illinois since 1966. CEO of Economics Et Cetera, Inc. , a consulting firm specializing in financial economics since 1981.

F. Lynn McPheeters (term expiring in 2010)	65	2000

Retired as Vice President and Chief Financial Officer of Caterpillar Inc., manufacturer of construction, mining and related equipment in February 2005. Mr. McPheeters joined Caterpillar Inc. in 1964 and held

			various finance positions until his promotion to Vice President and CFO in 1998.

Jonathan E. Michael (term expiring in 2009)	54	1997

President & Chief Executive Officer of the Company since January 1, 2001. Elected Chairman of the Board & Chief Executive Officer of the Company’s principal insurance subsidiaries January 1, 2002. Mr. Michael joined the Company in 1982, and held various managerial and executive officer positions until his promotion to President & Chief Executive Officer.

Edward F. Sutkowski (term expiring in 2009)	69	1975

Since 1965, President of the law firm of Sutkowski & Rhoads Ltd., a regional firm specializing in wealth transfer tax and ERISA law; Adjunct Professor, Pension and Profit Sharing Law, University of Illinois College of Law at Champaign-Urbana; Executive Limited Partner, member of the Advisory Committee of Pfingsten Executive Fund III, LP, a private equity firm located in Deerfield, Illinois and Member, Advisory Committee, North American Sports Media, L.L.C.

Robert O. Viets (3) (term expiring in 2010)	64	1993

Since 1999, President of ROV Consultants, LLC. Former President, CEO and Director from 1988 until 1999 of CILCORP Inc., a holding company in Peoria, Illinois, whose principal subsidiary was Central Illinois Light Company.

(1)	Mr. Baily serves as a Director of Endurance Specialty Holdings Ltd., Erie Indemnity Company and NYMAGIC, Inc., all publicly traded companies.

(2)	Mrs. Allen serves as a Director of Lance, Inc., a publicly traded company.

(3)	Mr. Viets serves as a Director of Patriot Coal Corporation, a publicly traded company.

Proposal Two:

Amend the Company’s Amended and Restated Articles of Incorporation
to Declassify the Board of Directors

General. The Company’s Board of Directors has unanimously approved, subject to shareholder approval, the amendment and restatement of the Company’s existing Amended and Restated Articles of Incorporation (the “Existing Articles”) to make several important changes, which are embodied in the Restated Articles of Incorporation (the “Proposed Articles”). Copies of the Existing Articles, which are marked to show proposed changes, and of the Proposed Articles are being provided to you along with this Proxy Statement as Exhibit “A” and Exhibit “B”, respectively. We encourage you to read the Proposed Articles carefully and in their entirety and compare them to the Existing Articles. The Proposed Articles also include additional amendments that the shareholders are voting upon separately under Proposals Three through Six. Approval of this proposal is not contingent upon, nor will it be affected by, approval or disapproval of Proposals Three through Six.

Board Declassification. The Company values strong corporate governance principles. Accordingly, the Company’s Nominating/Corporate Governance Committee and Board of Directors have examined the advantages and disadvantages of maintaining a “classified” Board. Currently, the Board of Directors is divided into three classes, with the directors in each class holding three-year terms and standing for election at every third annual meeting of shareholders. After careful consideration, consultation with outside advisors, and in light of evolving corporate governance best practices and investor sentiment, and upon the recommendation of the Nominating/Corporate Governance Committee, the Board has adopted and now recommends shareholder approval of a proposal to amend Article Five of the Existing Articles to eliminate the classification of the Company’s Board of Directors (“Declassification Amendment”). As proposed, the Declassification Amendment would provide for the phased elimination of the classified board structure over three years.

Effect of Proposed Amendment. The Declassification Amendment will not affect the election of directors at this year’s Annual Meeting. If the Declassification Amendment is approved, the Board’s Class III directors standing for election at this year’s Annual Meeting (Messrs. Baily, Graham, Lenrow and Stephens) will be elected for a three-year term expiring at the 2011 annual meeting and will stand for one-year terms thereafter. If this Proposal Two passes, the current election of Class III directors will be the last three-year term, and all director positions thereafter will have one- year terms. The Board’s Class I and Class II directors (who are not standing for election at this year’s Annual Meeting) will continue to hold office until the end of the terms for which they were previously elected and will stand for one-year terms thereafter. Accordingly, Class I directors will continue to serve for the term expiring at the Annual Meeting of Shareholders in 2009 and Class II directors will continue to serve for the term expiring at the Annual Meeting of Shareholders in 2010. Thus, if the Declassification Amendment is approved, all directors will be elected on an annual basis for one-year terms commencing in 2011.

If prior to 2011, the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors per class as equal as possible. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal, and vacancies that occur during the year will be filled by the Board to serve until the expiration of the term of the predecessor director.

Illinois law generally provides that any director or the entire Board of Directors of a corporation may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. However, if a corporation’s board of directors is divided into multiple classes, Illinois law provides that the directors of such a corporation may be removed only for cause. Accordingly, our directors may be removed only for cause at the present time. However, if the proposal to declassify our Board of Directors is approved, and after full declassification of our board, our directors will be subject to removal, with or without cause, at any time by the holders of a majority of Company shares that are entitled to vote on the election of directors.

Recommendation of the Board of Directors. The Board of Directors has unanimously approved the Proposed Articles and has determined that the Declassification Amendment is in the best interest of the Company and its shareholders.

The Declassification Amendment as manifested in the Proposed Articles shall only be effectuated and effective if shareholder approval is secured; if such shareholder approval is not secured, the Declassification Amendment shall not be effective, and the Company will continue to have a classified Board of Directors as is currently in place.

The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” Proposal Two and the Amendment to the Company’s Amended and Restated Articles of Incorporation to Declassify the Board of Directors.

Proposal Three:
Amend the Company’s Amended and Restated Articles of Incorporation to
Increase the Number of Authorized Shares of Common Stock

General. The Company’s Board of Directors has unanimously approved, subject to shareholder approval, the amendment and restatement of the Company’s Existing Articles to make several important changes, which are embodied in the Proposed Articles. Copies of the Existing Articles, which are marked to show proposed changes, and of the Proposed Articles are being provided to you along with this Proxy Statement as, Exhibit “A” and Exhibit “B”, respectively. We encourage you to read the Proposed Articles carefully and in their entirety and to compare them to the Existing Articles. The Proposed Articles also include amendments that the shareholders are voting upon separately under Proposals Two and Four through Six. Approval of this proposal is not contingent upon, nor will it be affected by, approval or disapproval of Proposals Two and Four through Six.

Increase in Authorized Shares. The Company’s Existing Articles currently authorize the issuance of a total of 50,000,000 shares of Common Stock, par value $1.00 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share. The Proposed Articles would increase the total number of authorized shares of capital stock to 205,000,000 shares and would increase the number of authorized shares of Common Stock to 200,000,000 shares (the “Share Increase”). The Proposed Articles do not contemplate an increase in the number of shares of Preferred Stock, and therefore the total number of authorized shares of capital stock would increase to 205,000,000 shares. See Article Four, Paragraph 1 of the Proposed Articles for these changes

As of March 7, 2008, 21,677,565 shares of Common Stock and no shares of Preferred Stock were outstanding. As of December 31, 2007, 843,552 shares of Common Stock were reserved for issuance pursuant to the Company’s Omnibus Stock Plan.

The Share Increase will constitute additional authorized but unissued shares of the existing Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock currently authorized. The Share Increase only increases our amount of authorized shares, but will not alter the current number of issued shares.

The Share Increase would enable the Company, without further shareholder approval, (unless shareholder approval is required by law, SEC or under the rules of the NYSE) to issue shares from time to time as may be required for various purposes. The purposes contemplated by the Board of Directors include business and asset acquisitions, stock splits and dividends, present and future employee benefit programs, raising additional capital for ongoing operations and other corporate purposes. The current number of authorized shares of Common Stock was established in 1996, and has not been increased since then. The increase is advisable in view of our growth and capital structure needs since that time. The Company has no present plans for issuance of any of the newly-authorized shares of Common Stock.

The Share Increase could have a number of effects on the Company’s shareholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. These effects are described further below.

Anti-Takeover Effects of the Proposed Amendment to Increase Authorized Shares. The Share Increase and the subsequent issuance of such shares could have the effect of delaying or preventing a change of control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change of control of the Company more difficult, and therefore less likely. The additional authorized shares could be issued to discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding.

In addition, the Share Increase authorized by the proposed amendment could permit the Board of Directors to issue Common Stock to persons supportive of management’s position. Such persons might then be in a position to vote to prevent or delay a proposed business combination that is deemed unacceptable to the Board of Directors, although perceived to be desirable by some shareholders. Any such issuance could provide management with a means to block any vote that might be used to effect a business combination in accordance with the Proposed Articles. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Likewise, shares could be used to facilitate the adoption of measures intended to deter unfair or coercive takeover tactics not believed to be in the best interests of shareholders. The Board of Directors is not aware of any attempt or contemplated attempt to acquire control of the Company, and the Share Increase is not being presented with the intent that it be utilized as a type of anti-takeover device.

Additional Effects of the Share Increase. Although the Share Increase will not affect the terms or rights of holders of existing shares of Common Stock, shareholders should recognize that an issuance of additional Common Stock will generally have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and the equity and voting rights of holders of shares of Common Stock. Depending on whether, or the amount of, consideration received for any issuance of additional Common Stock, subsequent issuance may also reduce shareholder’s equity on a per share basis.

Recommendation of the Board of Directors. The Board of Directors has unanimously approved the Proposed Articles and has determined that the Share Increase is in the best interests of the Company and its shareholders.

The Share Increase as manifested in the Proposed Articles shall only be effectuated and effective if shareholder approval is secured; if such shareholder approval is not secured, the Share Increase shall not be effectuated.

The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” Proposal Three and the Amendments to the Company’s Amended and Restated Articles of Incorporation to Increase the Authorized Shares of Capital Stock.

Proposal Four:
Amend the Company’s Amended and Restated Articles of Incorporation to
Revise the Indemnification Provisions and Limit Director Personal Liability

General. The Company’s Board of Directors has unanimously approved, subject to shareholder approval, the amendment and restatement of the Company’s Existing Articles to make several changes which are embodied in the Proposed Articles. Copies of the Existing Articles, which are marked to show proposed changes, and of the Proposed Articles are being provided to you along with this Proxy Statement as, Exhibit “A” and Exhibit “B”, respectively. We encourage you to read the Proposed Articles carefully and in their entirety and to compare them to the Existing Articles. The Proposed Articles also include additional amendments that the shareholders are voting upon separately under Proposals Two, Three, Five, and Six. Approval of this proposal is not contingent upon, nor will it be affected by, approval or disapproval of Proposals Two, Three, Five, and Six.

The Proposed Articles include revisions to the indemnification provisions (“Indemnification Revisions”) and addition of provisions to limit personal liability of directors as permitted by the Illinois Business Corporation Act (IBCA) (“Director Liability Revisions”). These revisions and those included in Proposals Five and Six provide changes that we believe are appropriate and prudent for a public company. The Company last updated its Articles of Incorporation in 1997, and these proposed changes represent what we believe are current best practices typically utilized for public company charters.

Indemnification. The proposed Indemnification Revisions in Article Five of the Existing Articles would make the indemnification of persons who are subject to Company indemnification, but who are not officers and directors, optional (in the Board’s discretion) rather than mandatory. The Company believes the Indemnification Revisions appropriately provides the Company and Board with the necessary discretion over coverage in certain circumstances while retaining the mandatory indemnification for directors and officers that is customary in corporate charters.

Limitation of Director Personal Liability. The Proposed Articles also add a provision in Article Five of the Existing Articles that is statutorily-permitted by the IBCA, which provision limits personal liability of directors to the Company and its shareholders for monetary damages for breach of fiduciary duty, except in circumstances involving: (i) breach of duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) improper distributions to shareholders, (iv) certain acts during a dissolution of the Company, or (v) any transaction from which the director derived an improper personal benefit, all as set forth in Section 2.10(b)(3) of the IBCA. The Company believes inclusion of this optional feature in our Articles of Incorporation will provide basic director liability protections that are permitted by the IBCA and standard for Illinois corporations, will limit unnecessary liability exposure, and enhance the Company’s ability to recruit and retain directors.

Recommendation of the Board of Directors. The Board of Directors has unanimously approved the Proposed Articles and has determined that the Indemnification Revisions and Director Liability Revisions are in the best interests of the Company and its shareholders.

The Indemnification Revisions and Director Liability Revisions as manifested in the Proposed Articles shall only be effectuated and effective if shareholder approval is secured; if such shareholder approval is not secured, the Indemnification Revisions and Director Liability Revisions shall not be effectuated.

The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” Proposal Four and the Amendments to the Company’s Amended and Restated Articles of Incorporation to Revise the Indemnification Provisions and Limit Director Personal Liability.

Proposal Five:
Amend the Company’s Amended and Restated Articles of Incorporation to
Eliminate Shareholder Written Consent

General. The Company’s Board of Directors has unanimously approved, subject to shareholder approval, the amendment and restatement of the Company’s Existing Articles to make several changes which are embodied in the Proposed Articles. Copies of the Existing Articles, which are marked to show proposed changes, and of the Proposed Articles are being provided to you along with this Proxy Statement as, Exhibit “A” and Exhibit “B”, respectively. We encourage you to read the Proposed Articles carefully and in their entirety and to compare them to the Existing Articles. The Proposed Articles also include additional amendments that the shareholders are voting upon separately under Proposals Two, Three, Four, and Six. Approval of this proposal is not contingent upon, nor will it be affected by, approval or disapproval of Proposals Two, Three, Four, and Six.

Elimination of Shareholder Written Consent. The proposed changes in Article Six of the Existing Articles eliminate the ability of Company shareholders to take actions by written consent and without a meeting of the shareholders. Unless such acts are specifically eliminated in the articles of incorporation, the IBCA permits such written actions by shareholders holding shares sufficient to have taken such action in a meeting. The Company believes this provision is not appropriate for a public company and that its elimination will ensure that significant matters are brought to the shareholders in a formal and orderly format.

Recommendation of the Board of Directors. The Board of Directors has unanimously approved the Proposed Articles and has determined that the Elimination of Shareholder Written Consent is in the best interests of the Company and its shareholders.

The Elimination of Shareholder Written Consent as manifested in the Proposed Articles shall only be effectuated and effective if shareholder approval is secured; if such shareholder approval is not secured, the Elimination of Shareholder Written Consent shall not be effectuated.

The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” Proposal Five and the Amendments to the Company’s Amended and Restated Articles of Incorporation to Eliminate Shareholder Written Consent.

Proposal Six:
Amend the Company’s Amended and Restated Articles of Incorporation to
Reduce the Shareholder Vote Required for Asset Sale Transactions

General. The Company’s Board of Directors has unanimously approved, subject to shareholder approval, the amendment and restatement of the Company’s Existing Articles to make several changes which are embodied in the Proposed Articles. Copies of the Existing Articles, which are marked to show proposed changes, and of the Proposed Articles are being provided to you along with this Proxy Statement as, Exhibit “A” and Exhibit “B”, respectively. We encourage you to read the Proposed Articles carefully and in their entirety and to compare them to the Existing Articles. The Proposed Articles also include additional amendments that the shareholders are voting upon separately under Proposals Two through Five. Approval of this proposal is not contingent upon, nor will it be affected by, approval or disapproval of Proposals Two through Five.

The Proposed Articles include reduction of the shareholder voting level required to approve asset sale transactions (“Vote Reduction”) and other minor clerical revisions.

Reduction of Vote Required for Asset Sale Transactions. The proposed Vote Reduction changes in Article Seven of the Existing Articles revise the shareholder vote required for approval of sales of all or substantially all of the Company assets from a supermajority vote down to a standard majority vote. The Existing Articles currently permit a standard majority shareholder vote for mergers and other business combinations, and this proposed change harmonizes the shareholder vote requirement for both types of transactions.

Recommendation of the Board of Directors. The Board of Directors has unanimously approved the Proposed Articles and has determined that the Vote Reduction is in the best interests of the Company and its shareholders.

The Vote Reduction as manifested in the Proposed Articles shall only be effectuated and effective if shareholder approval is secured; if such shareholder approval is not secured, the Vote Reduction shall not be effectuated.

The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” Proposal Six and the Amendments to the Company’s Amended and Restated Articles of Incorporation to Reduce the Shareholder Vote Required for Asset Sale Transactions.

Proposal Seven:
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm since 1983, to serve as the Company’s independent registered public accounting firm for the current fiscal year if their selection is approved by the shareholders. In view of the difficulty and expense involved in changing auditors on short notice, if KPMG is not approved by the shareholders, it is contemplated the appointment for the fiscal year 2008 will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval of KPMG by the shareholders will be considered an indication to the Audit Committee to select other auditors for the following year.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” Proposal Seven and the ratification of selection of KPMG LLP as independent registered public accounting firm of the Company for the current year.

Corporate Governance and Board Matters

Corporate Governance Principles. The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s Internet site under Investors at www.rlicorp.com, and are available in print to any shareholder who requests them, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. Each member of the Board attended the 2007 Annual Meeting of Shareholders and was available to respond to appropriate questions from the shareholders.

The Company has developed an orientation process that encourages new directors to attend a director seminar in their first year as a director. Each year, certain of the incumbent directors are requested to attend an accredited director seminar selected by the Company.

Director Independence. The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meet other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the Chairman of the Board and the President & CEO, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining director independence:

(a)                                  A Director will not be independent if:

(i)             the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;

(ii)          the Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from RLI, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)       (A) the Director or an immediate family member is a current partner of a firm that is RLI’s internal or external auditor; (B) the Director is a current employee of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)      the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)         the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

(b)                                 The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

(i)             if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)          if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)       if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders equity;

(iv)      if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)         if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and

(vi)      if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)                                  For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

Board Independence Status

Director	Independent	Non-Management	Management
Barbara R. Allen	X
John T. Baily	X
Richard H. Blum	X
Jordan W. Graham	X
Gerald I. Lenrow	X
Charles M. Linke	X
F. Lynn McPheeters	X
Jonathan E. Michael			X
Gerald D. Stephens		X
Edward F. Sutkowski	X
Robert O. Viets	X

The following relationships were reviewed in connection with determining director independence but were determined to not affect such persons’ independence:

Prior to February 1, 2006, Mr. Blum was the non-executive Chairman of Axis Capital Holdings (“Axis”), affiliates of which include reinsurance and insurance companies. Other than an immaterial, minority equity ownership in Axis, Mr. Blum has no employee, officer or director affiliations with the Axis group of companies. From time to time the Company enters into immaterial reinsurance arrangements with certain of the Axis companies.

Mr. Baily is a director of Endurance Specialty Holdings Ltd. affiliates of which include reinsurance companies. From time to time the Company enters into immaterial reinsurance arrangements with the Endurance companies.

Messrs. Baily and Lenrow each formerly were partners with predecessor firms of PricewaterhouseCoopers LLP (“PwC”). Mr. Baily retired from PwC in 1999, and Mr. Lenrow retired from PwC in 1990, continuing as a consultant until 1996. From time to time, the Company engages PwC for special projects and services in actuarial, tax and other areas.

Director Nomination Policy. The Nominating/Corporate Governance Committee of the Company considers director candidates based upon a number of qualifications. A nominee should have:

•                  A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;

•                  A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;

•                  Been in a generally recognized position of leadership in his or her field of endeavor; and

•                  Commitment to enhancing shareholder value.

Nominees with insurance and accounting backgrounds are particularly desirable. A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a director.

The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees and reviews the appropriate skills and characteristics required of Board members. The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and shareholders as sources for potential director candidates, but may also utilize third party search firms if so desired.

The Nominating/Corporate Governance Committee will consider qualified director candidates recommended by shareholders. Any shareholder may recommend nominees for director by writing to the Corporate Secretary of the Company at 9025 N. Lindbergh Drive, Peoria, Illinois 61615, giving the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Code of Conduct. The Company has adopted a Code of Conduct, which is designed to help directors and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Conduct is available at the Company’s website under Investors at www.rlicorp.com and is available in print to any shareholder who requests it. The Company may post amendments to or waivers of the provisions of the Code of Conduct, if any, made with respect to any of our directors and executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document.

Shareholder and Interested Parties Communications. Any shareholder or other interested party who desires to communicate with the Board’s Presiding Director of the Board’s non-management and independent directors or any of the other members of the Company’s Board of Directors may do so electronically by sending an email to the following address: Presiding_Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Presiding Director or any of the other members of the Board by writing to: Presiding Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Presiding Director, an individual director, a Board Committee, the non-

management directors or the full Board. Communications received by the Presiding Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

Company Policy on Related Party Transactions. The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written policy which shall be followed in connection with all related party transactions involving the Company. The policy requires approval by the Nominating/Corporate Governance Committee for all transactions between the Company and its directors, officers, shareholders owning in excess of 5 percent of the Company, and their family members and affiliates, above $10,000.

In May 2007, Messrs. Michael, Stone and Dondanville purchased their respective Company-provided cars from the Company. Please see further discussion under Compensation Discussion & Analysis, Perquisites and Other Personal Benefits.

Certain Relationships and Related Transactions. In 2007, there were no transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or holder of more than 5 percent of the Common Stock of the Company had or will have a direct or indirect material interest.

Committees of the Board of Directors

The Board has five standing committees: Audit, Executive Resources, Finance and Investment, Nominating/Corporate Governance and Strategy. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the Company’s requirements and the NYSE Listing Standards. Since 2003, each Committee Chair’s term has been limited to no more than five (5) years. The Audit, Executive Resources and Nominating/Corporate Governance Committee Chairpersons’ terms will expire, and new Chairpersons appointed, immediately following the 2008 Annual Meeting of Shareholders. Charters for each committee are available on the Company’s website under Investors at www.rlicorp.com.

Audit Committee. The Company’s Audit Committee, composed exclusively of independent directors, met 11 times in 2007 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The Committee also monitored the Company’s management of its exposures to risk of financial loss, assessed the auditors’ performance, reviewed the adequacy of the Company’s internal controls, reviewed the extent and scope of audit coverage, reviewed quarterly financial results, monitored selected financial reports and selected the Company’s independent registered public accounting firm. The Audit Committee also meets in executive session, with no members of management present, after its regular meetings.

Fees for services rendered by KPMG, the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2007	2006

Audit Fees	$760,000	$638,000
Audit-Related Fees	$-0-	$20,000	**
Tax Fees
Tax Compliance	$-0-	$-0-
Other Tax Services	$-0-	$-0-
All Other Fees	$-0-	$-0-

Total Fees	$760,000	$658,000

**Audit-related fees consisted of fees billed for assistance provided in connection with SEC-related matters and additional analysis on the income statement accounts.

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the financial statements of certain subsidiaries and certain statutory audits, review of quarterly consolidated financial statements, assistance with review of documents filed with the SEC, including attestation as required under Sarbanes Oxley Section 404.

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services. The Audit Committee evaluated the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm services.

The Board of Directors annually determines the “financial literacy” of the members of the Audit Committee pursuant to the NYSE required standards. The Board has determined that based on those standards, each member of the Audit Committee is independent and financially literate, and that each member possesses accounting or related financial management expertise. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets qualifies as an “audit committee financial expert” as defined by the SEC.

Mr. Baily serves as either a member or chair of the audit committee of four public companies including the Company. After examination of Mr. Baily’s extensive accounting experience and considering his retirement from full-time employment, the Board determined that such simultaneous service would not impair his ability to effectively serve on the Audit Committee.

Messrs. Baily, Lenrow (Chairman), McPheeters and Viets are the members of the Committee.

Executive Resources Committee. The Company’s Executive Resources Committee, composed exclusively of independent directors, met seven times in 2007 to evaluate and recommend salaries, bonuses and other compensation incentives of the President & Chief Executive Officer and certain key executive officers of the Company. The Committee also reviews and evaluates the President’s personal goals, management development and succession planning and the Company’s deferred compensation, stock option, retirement and medical programs.

Mrs. Allen, Messrs. Linke, Sutkowski and Viets (Chairman) are the members of the Committee.

Finance and Investment Committee. The Company’s Finance and Investment Committee, composed of independent, management and non-management directors, oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure, and the Company’s capital structure. This Committee met four times in 2007 to discuss ongoing financial, investment and capital matters.

Messrs. Blum, Graham, Linke, Michael (Chairman), Stephens and Sutkowski are the members of the Committee.

Nominating/Corporate Governance Committee. The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors,

met four times in 2007 to guide the Company’s corporate governance program, and to monitor and discuss current and emerging corporate governance principles and procedures. The Committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function, and Board and Committee performance assessments, individually and collectively. The Committee identifies and reviews qualified individuals as potential new director candidates.

Messrs. Baily, Blum, Lenrow and McPheeters (Chairman) are the members of the Committee.

Strategy Committee. The Company’s Strategy Committee, composed of both independent and management directors, met four times in 2007 to oversee the Company’s strategic plan and its implementation.

Mrs. Allen, Messrs. Blum, Graham (Chairman), Linke, and Michael are the members of the Committee.

Committee Membership

Director	Audit	Executive Resources	Nominating/ Corporate Governance	Finance and Investment	Strategy
Barbara R. Allen		X			X
John T. Baily	X		X
Richard H. Blum			X	X	X
Jordan W. Graham				X	X*
Gerald I. Lenrow	X*		X
Charles M. Linke		X		X	X
F. Lynn McPheeters	X		X*
Jonathan E. Michael				X*	X
Gerald D. Stephens				X
Edward F. Sutkowski		X		X
Robert O. Viets	X	X*

* Chair of Committee

Board Meetings and Compensation

Meetings. During the year 2007, five meetings of the Board of Directors were held. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent and non-management directors meet in executive session with no members of management present. At least once a year, the independent directors meet in executive session with neither non-management nor management directors present. Effective May 3, 2007, Mr. Linke was elected Presiding Director of the Board’s executive session until the 2008 Annual Meeting of Shareholders. On February 7, 2008, Mr. Viets was elected the Presiding Director of the executive session effective May 1, 2008 until the 2009 Annual Meeting of Shareholders.

Director Compensation. During 2007, Outside Directors (which consist of our independent directors and our non-management director) were compensated as follows:

Annual Board Retainer:	$85,000	*
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Additional Annual Committee
Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000

Chairman of the Board Fee:	$85,000

*Split between cash and stock grants at the election of the director.

Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

Outside Director compensation for 2008 remains the same as the 2007 compensation noted above.

The following table provides the compensation of the Company’s Board of Directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
(a)	(b)		(c)		(d)		(e)	(f)	(g)		(h)
Barbara R. Allen	105,000			(2)							105,000
John T. Baily	110,000			(2)		(3)					110,000
Richard H. Blum	115,000			(2)		(3)					115,000
Jordan W. Graham	115,000			(2)							115,000
Gerald I. Lenrow	130,000			(2)		(3)					130,000
Charles M. Linke	115,000			(2)		(3)					115,000
F. Lynn McPheeters	120,000			(2)		(3)					120,000
Jonathan E. Michael		(4)
Gerald D. Stephens	180,000	(5)		(2)		(6)			54,191	(7)	234,191
Edward F. Sutkowski	105,000			(2)		(3)					105,000
Robert O. Viets	130,000			(2)		(3)					130,000

(1)          Each outside director elects the form of their Annual Retainer, which may be received either in cash or in Company stock, or a combination of both, in accordance with the Director Deferred Compensation Plan or the Outside Directors’ Fee Award Agreement. Each outside director also elects the form of their Annual Committee Retainer and Annual Committee Chair Retainer, if applicable, which may be received in either cash or in stock in accordance with the Director Deferred Compensation Plan. Amounts shown include the value of fees taken in the form of Company stock.

(2)          See column (a) and related footnote (1).

(3)          Effective May 7, 2004, no further options were granted to outside directors under the Stock Option Plan for Outside Directors. The aggregate number of outstanding stock options under the Directors’ Stock Option Plan for Outside Directors as of December 31, 2007, were as follows: Mr. Baily 4,233 options; Mr. Blum 10,664 options; Mr. Lenrow 7,200 options; Mr. Linke 5,407 options; Mr. McPheeters 14,482 options; Mr. Sutkowski 5,400 options; and Mr. Viets 10,800 options. The vesting of all stock options was accelerated in 2005 to eliminate the requirement for recognizing future compensation expense under Financial Accounting Standards Board (“FASB”) Statement No. 123R and, therefore, all such options were fully vested.

(4)          Mr. Michael, as a non-independent Management Director, does not receive Director fees. His compensation as President and CEO is disclosed under the Executive Compensation Summary Compensation Table.

(5)          Effective January 1, 2006, Mr. Stephens retired as an employee of the Company and receives the same compensation as all outside directors of the Company. In addition, Mr. Stephens was paid an $85,000 fee as Chairman of the Board for 2007.

(6)          The aggregate number of outstanding stock options under the Incentive Stock Option Plan as of December 31, 2007 for Mr. Stephens was 108,738 options.

(7)          Represents personal use of the Company aircraft imputed at the Standard Industry Fare Level. Mr. Stephens was also provided an office when present at the Company’s home office, and part-time secretarial support at the aggregate cost of $40,142.

Stock Option Plan for Outside Directors. Prior to May 7, 2004, the Director Plan provided for the grant of an option to purchase 3,000 shares of the Company’s Common Stock to each newly elected or appointed outside director. In addition, effective the first business day in February of each year, each outside director was annually granted an option to purchase 1,800 shares of the Company’s Common Stock under the Director Plan. If the Company earned more than its cost of capital as provided under its MVP Plan in each respective year, each outside director was granted an option to purchase 1,800 additional shares of the Company’s Common Stock under the Director Plan, effective the first business day in February of the succeeding year. The exercise price of each option granted is an amount equal to the fair market value of such option share on the grant date, and all options granted provided for one-third annual vesting over a period of three years. In the event of an outside director’s death, disability or termination of status as an outside director, all options granted become fully vested. Effective May 7, 2004, no future options were granted to outside directors under the Director Plan. In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to outside directors under the Director Plan. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R, which became effective for the Company’s financial statements on January 1, 2006.

Outside Directors’ Fee Award Agreement. The Director Fee Award Agreement provides for each newly elected or appointed outside director to receive a stock award having a fair market value equal to an amount determined by the Nominating/Corporate Governance Committee. Likewise, it further provides for each outside director to receive an annual stock award equal to an amount determined by the Nominating/Corporate Governance Committee (“Annual Stock Award”). With respect to the Annual Stock Award, for each fiscal quarter ending during the fiscal year, the Company will issue to each outside director a stock award having a fair market value equal to one-fourth of the Annual Stock Award (“Quarterly Stock Award”) such that the number of shares of Common Stock subject to such stock grant will be equal to the number determined by dividing the Quarterly Stock Award by the fair market value of a share of Common Stock on the date of award. For 2007 and 2008, each outside director’s aggregate compensation for service on the Board (before payments for Committee and Chairman service) was set at $85,000, and each outside director was given the opportunity to elect how much of that was the Annual Stock Award and how much was the annual cash retainer.

Director Deferred Compensation Plan. Prior to the beginning of each year, an outside director may elect to defer the compensation otherwise payable or awarded to the director during the succeeding year pursuant to the Deferred Plan. Under the Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares as are equal to the compensation as earned and deferred during the relevant year. Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan. In general, Deferred Plan benefits are distributable beginning when the director’s status terminates.

Director Share Ownership. Each outside director is encouraged to, within three years of the later of (i) January 1, 2006, or (ii) their initial appointment as a Company director, own shares of the Common Stock of the Company having a value of not less than 500 percent of such Director’s Annual Board Retainer, which Retainer was $60,000 in 2006 and $85,000 in 2007. Shares held directly and in Company benefit plans are counted to satisfy the guideline, but options, whether vested or not, are not counted.

The Nominating/Corporate Governance Committee monitors Directors’ share ownership and may make allowances to accommodate timing of purchases caused by “quiet period” limitations, periodic adjustments to the Annual Board Retainer, and other factors affecting a Director’s share ownership level. The Committee has concluded that all Directors have met or are making satisfactory progress toward expected ownership levels.

Audit Committee Report

The following report by the Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee (the “Committee”) of the Company’s Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

The Board of Directors believes that the Committee’s current composition satisfies the NYSE rules governing audit committee composition and that each of the members of the Audit Committee qualifies as “independent” for purposes of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets is an “audit committee financial expert” as defined by the SEC.

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent registered public accounting firm.

The Committee selects the Company’s independent registered public accounting firm and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act, and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for planning and conducting audits; and the Company’s management is responsible for determining that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles.

The Committee received reports and reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee also discussed with the independent registered public accounting firm the Section 404 obligations and matters required to be discussed by Statement on Auditing Standards No. 114. The Company’s independent registered public accounting firm also provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1. The Committee discussed with the independent registered public accounting firm that firm’s independence and any relationships that may impact that firm’s objectivity and independence.

Based on the Committee’s discussion with and review of reports from management and its independent registered public accounting firm and the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC.

Members of the Audit Committee

Gerald I. Lenrow, Chairman

John T. Baily

F. Lynn McPheeters

Robert O. Viets

Executive Resources Committee Report

The Executive Resources Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis section of this Proxy Statement. Based on the Executive Resources Committee’s review and discussions, it recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2008 Proxy Statement.

Members of the Executive Resources Committee

Robert O. Viets, Chairman

Barbara A. Allen

Charles M. Linke

Edward F. Sutkowski

Compensation Committee Interlocks and Insider Participation

No member of the Executive Resources Committee is a current or former employee or officer of the Company or otherwise had any relationships to be disclosed within the scope of SEC regulations.

Compensation Discussion & Analysis

Introduction/Corporate Governance. The Executive Resources Committee (“ERC”) is responsible for reviewing, determining, and administering specific compensation levels for certain senior executive officers and for overseeing other executive compensation programs and management succession and development processes. In 2007, the members of the ERC were Messrs. Viets (Chairman), Sutkowski, Linke, and Mrs. Allen.

ERC Members and Charter. ERC members are nominated by the Nominating/Corporate Governance Committee, elected by the Board, and may be removed from the ERC at any time, with or without cause. The members of the ERC are independent directors under the independence standards developed by the Board, which incorporate all of the NYSE independence standards, and which are set out previously under the section entitled “Corporate Governance and Board Matters.” The Board annually determines the independence of each member of the ERC under those independence standards. The ERC operates under a Charter, which can be found at the Company’s website at www.rlicorp.com. The ERC Charter is reviewed annually by the ERC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for approval.

The ERC is responsible to the Board for (1) reviewing and providing advice regarding the executive compensation policy and the execution thereof; (2) reviewing and providing advice regarding the Company’s management development and succession planning; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations; and (5) supervising the implementation and operation of the Company’s (i) Employee Welfare Benefit Plans (as defined in ERISA Section 3(1)), and (ii) Employee Pension Benefit Plans (as defined in ERISA Section 3(2)), specifically excluding, however, the Company’s Employee Stock Ownership Plan and Trust. The ERC does not set or advise upon compensation of the Board, which function is in the purview of the Nominating/Corporate Governance Committee.

The principal functions and responsibilities of the ERC relate to compensation and management development, and are as follows:

Compensation:

1.               Ensure that the Company’s executive compensation policies and administration are directly aligned with the Company’s strategy, are consistent with a “pay for performance” philosophy, and support long-term shareholder value creation.

2.               Review and evaluate, at least annually, the corporate goals and objectives, the performance (in light of the goals and objectives) and the leadership of the Chief Executive Officer (“CEO”); determine and recommend compensation of the CEO to the independent Directors for approval; review performance and recommend compensation of the non-CEO executive officers (designated by the ERC to be those identified under section 16(a) of the Securities Exchange Act of 1934) to the Board of Directors for approval.

3.               Determine and approve annually the participants, target awards, and the Company’s financial goals for the Market Value Potential Executive Incentive Program.

4.               Review and approve (or recommend changes for the Board to approve) the Company’s long-term incentive programs and plans and equity-based plans.

5.               Review annual reports prepared by management disclosing all direct and indirect compensation paid to all home office and branch vice presidents.

6.               Retain compensation consultants as appropriate to assist in the evaluation of CEO and other executive compensation.

7.               Review annually management’s summary report on all other executive compensation actions.

Management Development:

1.               Review periodically the process and results for identifying key executive managers of the Company.

2.               Review periodically the Company’s key employee management development actions and succession plan.

3.               Review periodically with the Board the Company’s succession plan, including those plans for emergency succession in cases of the unexpected disability, of the CEO.

ERC Meetings.  The ERC meets in person in February, May, August, and November in conjunction with Board meetings. The ERC holds additional meetings in person and telephonically as necessary. In 2007, the ERC held seven meetings. The agenda for each ERC meeting is established by the Chairman of the ERC in consultation with other ERC members, Mr. Michael and Jeffrey Fick, Vice President, Human Resources. ERC materials are prepared by Messrs. Michael and Fick and are reviewed and approved by the ERC Chairman in advance of distribution to ERC members. The ERC meetings are attended by Messrs. Michael and Fick. In addition, Mr. Stephens attended six ERC meetings in 2007. Messrs. Michael and Fick are excused during the executive session portion of the ERC meetings.

Mr. Michael plays a key role in the ERC’s consideration of executive compensation levels and the design of executive compensation plans and programs. Mr. Michael recommends the following components of executive compensation to the ERC for review and recommendation to the Board:

•      annual base salary levels;

•      annual bonus targets and financial goals;

•      and the form and amount of long-term incentives.

Mr. Michael makes such compensation recommendations for Messrs. Stone, Dondanville and Fick based on his judgment. In making compensation recommendations for other vice presidents, Mr. Michael relies upon his own judgment and the input of Messrs. Stone, Dondanville, and Fick.

Objectives of Compensation Program.  The ERC’s objective is to provide a total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success. The ERC seeks to attract and retain these executives by offering competitive pay packages, including base salary and other performance based compensation. The ERC believes that a compensation structure that rewards individuals for achieving annual and long-term performance goals will motivate the executives to lead the Company to sustainable annual profitability and will enhance long-term shareholder value. The Company’s overall approach to executive compensation is founded on the philosophy that compensation should reflect both the individual’s and the Company’s performance.

The Company also has a long-standing employee ownership culture, supported by its Employee Stock Ownership Plan implemented in 1974. The ownership culture creates strong alignment between the interests of employees and shareholders to foster long-term shareholder value. Consequently, the ERC has designed the executive compensation program to provide cash and stock-based incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership (direct and indirect) for key executives.

Base pay levels are guided by competitive market data in the insurance industry for jobs and their associated skill sets. In general, the Company targets base pay at or below the median of base salary for comparable positions in the insurance industry. The Company has a long-standing philosophy that executive annual and long-term incentive compensation should be at risk, but with significant upside potential associated with superior annual and long-term financial results. Total cash compensation (base salary and annual incentives) for executives exceeds the median of competitive market data for the insurance industry if the Company’s and individual participants’ annual incentive goals are met. Long-term incentives are awarded to senior level employees who are in a position to directly influence business decisions that have long-term consequences. The Company targets long-term incentives at approximately the median of competitive market data. Total compensation and other benefits are determined by reference to insurance industry compensation surveys and by comparison to peer companies described below.

Elements of Executive Compensation and Compensation Program Design.  The Company’s total executive compensation program is comprised of the following components:

(a)           Total annual cash compensation consisting of:

(i)                                     Base salary;

(ii)                                  Annual Bonuses under the Market Value Potential Executive Incentive Program (“MVP Program”) for the CEO, COO and CFO; and

(iii)                               Annual Bonuses under the Management Incentive Plan for other vice presidents, assistant vice presidents, and other senior managers.

(b)           Long-term incentive compensation granted under the Incentive Stock Option Plan and Omnibus Stock Plan; and

(c)                                  Perquisites. All executives are provided with travel accident insurance and are reimbursed any out of pocket costs for physical examinations not covered by the Company’s health plan. The CEO, COO, and CFO are permitted to use the Company’s aircraft pursuant to an hourly lease approved by the Board of Directors, with maximum use limited to total lease charges of 6.5 percent of base salary.

Annual Compensation

Base Salary.  Executive base salaries are targeted to be at or below the median base salary for comparable positions in the insurance industry, based on performance, experience, potential and the level of base salary necessary to attract and retain top executive talent. In 2007, the ERC set base salary ranges for the CEO, CFO, and COO based on publicly available executive compensation data from the following peer companies: W.R. Berkley Corporation; HCC Insurance Holdings, Inc.; St. Paul Travelers; ACE Limited; Axis Capital Holdings Limited; Arch Capital Group Ltd.; The Chubb Corporation; CNA Financial Corporation; Zenith National Insurance Corp.; LandAmerica Financial Group, Inc.; Selective Insurance Group, Inc.; Horace Mann Educators Corporation; Argonaut Group, Inc.; Mercury General Corporation; Cincinnati Financial Corporation; Philadelphia Insurance Companies; Alleghany Corporation; Endurance Specialty Holdings Ltd.; Midland National Life Insurance Company; CNA Surety Corporation; PMA Capital Corporation; SCPIE Holdings Inc.; Markel Insurance Company; and NYMagic, Inc.

The ERC selected these peer companies because each competes within the property and casualty insurance industry and sell a variety of insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The peer companies have established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to theirs. The ERC compares the relative ranking among the Company and peer companies for total compensation for the CEO, COO, and CFO positions to the relative performance ranking for three-year combined ratio; market capitalization; price-to-book ratio; and total return to shareholders for one, three, five, and ten year timeframes. Base salaries for other executive positions are established by reference to the publicly available salary survey data, including median base salary levels, for executive salaries in the insurance industry.

Market Value Potential Executive Incentive Program (MVP Program).  The Company has paid annual cash bonuses to certain executive officers under the Market Value Potential Executive Incentive Compensation Plan (“MVP Plan”), adopted by the shareholders in 1997, and again ratified by the shareholders in 2002. The MVP Plan was replaced with the RLI Incentive Compensation Plan in 2006 when it was approved by shareholders. In 2006, as authorized under the RLI Incentive Compensation Plan, the Board of Directors approved the MVP Program, which incorporated all material provisions of the prior MVP Plan.

The MVP Program uses a measure called Market Value Potential, or MVP, which measures the returns earned by the Company above its cost of capital, as a direct gauge of shareholder value creation. MVP is (1) the actual return (the increase in adjusted GAAP book value), less (2) the required return (invested capital multiplied by the blended cost of capital). The time horizon of the MVP Program focuses participants on both annual results and long-term shareholder value creation. The MVP Program employs a banking feature which places annual award amounts (which may be positive or negative) into a “bonus bank” that is at risk depending on future financial results, paying a portion of the bonus bank each year to participants as a cash bonus.

Participation in the MVP Program, percentage awards, and the formula to calculate MVP are recommended by the ERC and approved annually by the independent directors of the Board of Directors for Mr. Michael and the Board of Directors for other participants. In 2007, participation in the MVP Program was limited to Messrs. Michael, Stone, and Dondanville. The Board of Directors has concluded that the senior executive management team (the CEO, COO, and CFO) is most responsible for the operating and investment decisions that directly impact the creation of long-term shareholder value, and therefore should be rewarded with incentive compensation that is directly and exclusively tied to the creation of MVP. The MVP Program thus rewards the senior executive management team for creating incremental shareholder value by earning returns in excess of the Company’s cost of capital.

Each participant in the MVP Program receives an annual MVP bonus award expressed as a certain percentage of MVP. The ERC determines each executive’s percentage award under the MVP Program at the beginning of each year taking into account studies of base salary, bonus, and total compensation of the peer companies, the executive officer’s scope of responsibilities, and individual performance. The assigned percentage multiplied by actual MVP is credited annually to a MVP “bonus bank” for each participant. If the required return is not achieved, any amount less than the required return is charged to each participant’s bonus bank at the same rate. Negative bank balances carry over to the next year. Interest at the three-year U.S. Government Treasury Bill rate is accrued on any positive unpaid bonus bank balance on December 31 of each year.

Annually, a percentage of a participant’s MVP Program bonus bank (if positive) is paid as a cash bonus payment. The bonus payout percentage equals 33 percent of a participant’s positive bonus bank balance attributable to contributions to the bonus bank for years 2007 and later, and 40 percent of a participant’s bank balance attributable to contributions to the bonus bank for years 2006 and earlier. For example, if a participant’s bank balance with interest was $1.3 million, $1 million of which was for 2006 and earlier and $300,000 of which was contributed to the bonus bank for 2007, the annual cash bonus payment for 2007 would be $500,000 (40 percent of $1 million, and 33 percent of $300,000). The MVP Program therefore provides an annual incentive with a long-term banking feature and thus aligns participants’ annual incentive compensation with the primary factors upon which long-term shareholder value is determined.

Individual annual MVP awards are capped at $7.5 million. In 2006, the Board added a Board Approval Limit to the MVP Program. The Board Approval Limit provides that if an MVP Award to be credited to, or charged against, a participant’s bonus bank exceeds 300 percent of year-end base salary, the independent directors of the Board must approve that portion of the MVP Award in excess of the Board Approval Limit.

The ERC reviewed the Company’s 2007 results and approved the MVP awards for the fiscal year 2007. MVP awards approved by the ERC for 2007 for Messrs. Michael, Stone, and Dondanville exceeded the Board Approval Limit of 300 percent of their respective base salaries. The ERC concluded that the award amounts above the Board Approval Limit resulted from the creation of MVP attributable to outstanding operating results and strong investment returns which created corresponding shareholder value. The ERC accordingly recommended, and the independent directors of the Board approved that portion of 2007 MVP awards for Messrs. Michael, Stone, and Dondanville above the Board Approval Limit.

The Company’s MVP in 2007 was $109.1 million, compared to 2006 MVP of $114.2 million. The MVP award, expressed as a percentage of MVP, assigned to each participant for 2007 was as follows: 2.0 percent for Mr. Michael, 1.2 percent for Mr. Stone and 0.8 percent for Mr. Dondanville, the same respective award for each participant since 2001. Pursuant to the MVP Program, MVP bonuses are calculated after tax, so amounts credited to a participant’s MVP bonus bank are grossed up by the Company’s marginal state and federal tax rate. The total credit to Messrs. Michael, Stone, and Dondanville’s MVP bonus banks for 2007, including the gross up amounts, was $6.8 million, compared to the contribution for 2006 of $7.1 million. The following amounts were credited to MVP bonus banks for 2007: Mr. Michael, $3,398,661; Mr. Stone, $2,039,196; and Mr. Dondanville, $1,359,464. The following amounts, representing 40 percent of each participant’s respective MVP bonus bank balance attributable to MVP awards for years 2006 and prior and 33 percent of each participant’s MVP bonus bank balance attributable to MVP awards for 2007 and later, were paid in February 2008 with respect to 2007: Mr. Michael, $2,497,496; Mr. Stone, $1,497,809, and Mr. Dondanville, $1,000,530. After the February 2008 MVP bonus payments, the MVP bank balance for each participant was: Mr. Michael, $4,368,415; Mr. Stone, $2,620,000; and Mr. Dondanville, $1,749,693.

Management Incentive Program (MIP).  Participants in the MIP include home office vice presidents, assistant vice presidents, and other senior managers. Target awards are granted annually and expressed as a percentage of base pay. Actual awards are based on individual performance against personal objectives, and Company performance against operating return on equity (“ROE”) and MVP goals. ROE is used as a financial goal to provide an incentive to increase annual profitability. MVP is used as a financial goal as a proxy for shareholder value creation. Actual awards for a year are paid in February of the following year and range from zero to a maximum of 150 percent of the target award for vice presidents. The ERC approves target awards for MIP participants at the vice president level. The CEO is responsible for establishing target award levels for other MIP participants.

For 2007, Messrs. Kennedy and Kliethermes were eligible for a MIP target award of 50 percent with a maximum award of 75 percent. The target award of 50 percent of base pay was comprised of a target of 15 percent of base pay for achieving the MVP goal of $60 million, a target 15 percent of base pay for achieving the ROE goal of 15 percent, and a target of 20 percent of base pay for the achievement of individual objectives. Mr. Kennedy received a 2007 MIP award of $206,910. Mr. Kliethermes received a 2007 MIP award of $205,150.

Long-Term Compensation

Deferred Compensation Plan (Deferred Plan).  Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation, the Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the Trustee purchases such number of shares of Common Stock of the Company representing an amount equal to the compensation deferred by the executive officer. Pursuant to the Deferred Plan, dividends paid on the shares in such trust are used by the Trustee to purchase additional shares of Common Stock of the Company which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Deferred Plan generally provides that the shares credited to the participant’s account will be paid upon termination of employment over five years. Mr. Kliethermes deferred income under the Deferred Plan in 2007. Messrs. Michael, Stone, and Dondanville have deferred income under the Deferred Plan in prior years, and continue to receive dividends on shares held in the Deferred Plan.

Omnibus Stock Plan (Omnibus Plan).  Under the Company’s Omnibus Plan, certain employees, officers, consultants and directors of the Company are eligible to receive long-term incentive compensation in a variety of forms including non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards, and other stock-based awards. The Omnibus Plan was adopted in 2005 and replaced the Company’s Incentive Stock Option Plan (“ISOP”). The purpose of the Omnibus Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire a proprietary interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s employees, executive officers, consultants, and directors with that of the shareholders. The ERC believes this arrangement develops a strong incentive for the key personnel to put forth maximum effort for the continued success and long-term growth of the Company.

In 2007, the Company awarded long-term incentive awards in the form of non-qualified stock option grants to certain employees and officers of the Company. In general, the stock options vest over five years at the rate of 20 percent per year and expire 10 years after grant.

The ERC believes stock options serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders. Stock options, also provide a means to retain key employees. The ERC determines the number of stock option awards an executive officer receives under the Omnibus Plan based on the executive officer’s position, and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The ERC establishes and recommends to the independent directors of the Board the annual stock option grant for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the peer companies described above. A target range of the value of annual long-term incentives awards, expressed as a percentage of base salary, has been established for all other Company executives. Mr. Michael recommends to the ERC proposed annual stock options awards within the target range for each position, and the ERC reviews and recommends those proposed stock option awards to the Board of Directors for approval.

Employee Stock Ownership Plan (ESOP).  The Company’s ESOP offers another valuable way of retaining and motivating the employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board of Directors may approve an annual profit sharing contribution to the ESOP that is used by the ESOP to purchase Common Stock on behalf of the Company’s employees, including executive officers. All ESOP participants, including executive officers, may receive an annual contribution expressed as a percentage of eligible compensation (limited for an individual employee to an annual cap of $225,000 in earnings in 2007). For plan years prior to 2007, ESOP contributions vest 100 percent after five years of vesting service; for plan years 2007 and after, ESOP contributions vest 100 percent after three years of vesting service. For 2007, the Company made a discretionary profit sharing contribution to the ESOP of 12 percent of participants’ eligible compensation.

401(k) Plan.  Effective January 1, 2004, the Company adopted a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a minimum annual contribution by the Company to their 401(k) accounts of three percent of eligible compensation (limited for an individual employee to an annual cap of $225,000 in earnings in 2007), which is immediately vested. The Board of Directors may also approve discretionary profit sharing contributions to the 401(k) Plan, which are allocated in proportion to the eligible compensation paid to each participant, subject to statutory maximums. For plan years prior to 2007, the profit sharing contributions vest 100 percent after five years of vesting service; for plan years 2007 and after, profit sharing contributions vest after three years of vesting service. Participants are entitled to make their own elective deferrals to the 401(k) Plan through compensation reduction. For 2007, in addition to the 3 percent annual contribution, the Company made a discretionary profit sharing contribution to the 401(k) of 3 percent of participants’ eligible compensation.

Key Employee Excess Benefit Plan (Key Plan).  The purpose of the Key Plan is to restore benefits lost to certain executive officers under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code. The Company transfers to a bank trustee under an irrevocable trust established by the Company such number of shares of Common Stock of the Company representing an amount equal to the benefits the participant would have earned in 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Key Plan generally provides that dividends are credited to the participant’s account and reinvested in shares of Common Stock of the Company. The shares credited to the participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments. Mr. Michael ceased active participation in the Key Plan in 2005. He continues to receive dividends on the shares held in the Key Plan. No other employee participates or has participated in the Key Plan.

Perquisites and Other Personal Benefits.  Until May 2007, Messrs. Michael, Stone and Dondanville were authorized to use the Company’s aircraft for their personal use, and were reimbursed for their personal commercial air travel and personal legal expenses, all of which could not exceed 6.5 percent of each of their respective base salary (hereinafter referred to as the travel/legal benefit). They were reimbursed for any taxes arising out of the receipts of these benefits, but only to the extent that these benefits and related taxes together did not exceed 6.5 percent of base salary. The travel/legal benefit was eliminated effective May 2007. In May 2007, an amount of 5 percent of base salary was added to the base salary for Messrs. Stone and Dondanville to compensate for the elimination of the travel/legal benefit, which amount was recommended by Mr. Michael and the ERC and approved by the Board of Directors. At Mr. Michael’s request, no increase was added to his base salary for the elimination of this benefit.

In May 2007, the Board authorized Messrs. Michael, Stone and Dondanville to continue to use the Company’s aircraft for personal use, when it is not being used for business purposes, by paying an hourly lease rate pursuant to a lease arrangement approved by the Board at a rate of $1,100 per hour representing the variable cost to operate the aircraft, including fuel. Use of the aircraft by Messrs. Michael, Stone and Dondanville is subject to a usage limit equal to hourly lease charges actually paid by Messrs. Michael, Stone, or Dondanville equal to 6.5 percent of their respective base salaries.

Until May 2007, Messrs. Michael, Stone and Dondanville were provided with a company car for personal and business use. The company car perquisite was eliminated effective May 2007 and $7,500 was added to the base salary for Messrs. Stone and Dondanville to compensate for the elimination of that perquisite, which amount was recommended by Mr. Michael and the ERC and approved by the Board of Directors. At Mr. Michael’s request, no increase was added to his base salary for the elimination of this benefit. At that time, the Board authorized Messrs. Michael, Stone and Dondanville to purchase their respective company cars at fair market value. Messrs. Michael, Stone and Dondanville each purchased their respective company car as reflected below:

Officer	Purchase Price	Vehicle	Mileage

Jon Michael	$26,650	2003 BMW 745I	63,500

Mike Stone	$21,125	2003 Lexus GS430	47,070

Joe Dondanville	$27,049	2005 Lexus RX330	12,200

Elements of Post-Termination Compensation and Benefits.  The Company has not entered into any employment contracts or other severance agreements with any of its executive officers that would compensate the executive officers for or after departing the Company. Nor does the Company have change in control agreements with its executives and does not provide any additional benefits for executives in the event of a change in control.

Messrs. Michael, Stone, and Dondanville are participants in the MVP Program, which is described in more detail at page 26. Upon termination of employment of an MVP Program participant for any reason other than retirement (defined as the date at which a participant has attained both combined age and service with the Company of 75 and at least 10 years of service), death, or disability, all unpaid positive MVP bonus bank balances of the participant are forfeited unless the ERC deems otherwise. Upon retirement, a positive MVP bonus bank as calculated under the MVP Program will be paid to a participant in a lump sum within 90 days of retirement if the participant is age 65 or older, and as a quarterly annuity to age 65 using the five year Treasury Note in effect at the date of retirement if the Participant’s age is less than 65. All such payments upon retirement are subject to ongoing restrictions on the participant’s employment in the insurance industry, solicitation of Company employees, and solicitation of business away from the Company, among other obligations. At year-end 2007, Mr. Michael qualified for retirement under the MVP Program; Messrs. Stone and Dondanville did not qualify for retirement.

Under the terms of the Incentive Stock Option Plan and Omnibus Stock Plan, stock option grants vest upon the death, disability, or retirement of an optionee. Retirement is defined as combined age and years of service of 75 or greater. Stock options must be exercised within one year of the death of an optionee, and within three years of the disability or retirement of an optionee. In the event of the departure of an optionee for reasons other than death, disability, or retirement, vested options must be exercised within 90 days of the termination of employment, except that all vested options are forfeited if the optionee’s employment is terminated for cause.

At the beginning of 2007, Mr. Michael’s age and years of service exceeded 75. Accordingly, upon Mr. Michael’s departure from the Company, he would meet the definition of retirement and all of his outstanding stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years. At year-end 2007, none of the other named executive officers had age and years of service that would qualify them for retirement under the Incentive Stock Option Plan or Omnibus Stock Plan.

Under the Company’s self-funded health plan for employees, coverage may be maintained at retirement, defined as age 55 or older and at least 20 years of service, until age 65, by paying the full amount of the employee and Company premium. At the end of 2007, none of the named executive officers qualified for such continuation coverage.

Stock Ownership/Retention Guidelines (Guideline).  It is the Company’s belief that key executives, those few executives who impact the stock price based on their achievements, should hold significant amounts of Company stock. The value of all shares owned, including those held outright and in benefit plans, but excluding the value of stock options held, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0 x Base Salary
COO	4.0 x Base Salary
CFO	3.0 x Base Salary
Other Officers	1.5 x Base Salary

Executives to whom this Guideline applies will be encouraged to reach their respective stock ownership level within five years of the later of: the enactment of this Guideline in February 2006, or the date on which an individual assumes an executive position covered by this Guideline.

The ERC reviews the progress of executives to whom the Guideline applies toward their stock ownership goal each year. Effective December 31, 2007, Messrs. Michael, Stone, and Dondanville had met their respective stock ownership goal. Mr. Kennedy who joined the Company in 2006, held 795 shares of RLI stock effective December 31, 2007. Mr. Kliethermes who joined the Company in 2006, held 2,831 shares of RLI stock, effective December 31, 2007. Until an executive subject to the Guideline reaches the stated level of ownership, the executive is required to hold all net shares received from long-term incentive awards. The ERC has concluded that all Company executives to whom the Guideline applies have met their ownership level or are making satisfactory progress toward the achievement of their respective ownership goal.

Executive Management

Executive Officers.  The following information is provided as to each current executive officer of the Company:

Name	Age	Position with Company	Executive Officer Since

Carol J. Denzer (1)	45	Vice President, Chief Information Officer of the Company’s principal insurance subsidiaries	2007

Joseph E. Dondanville	51	Senior Vice President, Chief Financial Officer	1992

Jeffrey D. Fick (2)	47	Vice President, Human Resources	2006

Aaron H. Jacoby	37	Vice President, Corporate Development	2003

Daniel O. Kennedy (3)	43	Vice President, General Counsel & Corporate Secretary	2006

Craig W. Kliethermes (4)	42	Vice President, Actuarial Services of the Company’s principal insurance subsidiaries	2007

Jonathan E. Michael	54	President & Chief Executive Officer and Director	1985

John E. Robison (5)	40	Treasurer	2006

Michael J. Stone	59	President & Chief Operating Officer of the Company’s principal insurance subsidiaries	1997

(1)          Mrs. Denzer was promoted to Vice President, Chief Information Officer of the Company’s wholly-owned insurance subsidiaries, RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company in January 2006. Prior to this promotion, Mrs. Denzer had been Vice President, Reinsurance Catastrophe Management since July 2004, and previously held various managerial and accounting positions since she joined the Company in 1987.

(2)          Mr. Fick joined the Company as Vice President, Human Resources in October 2005. Previously he was Vice President, Human Resources at Snap-On, Inc., Diagnostic and Information Division. He also served as the Vice President, Human Resources of HNI Corporation, a publicly traded manufacturer and retailer of office furniture and hearth products, where he was employed from March 1994 through January 2005.

(3)          Mr. Kennedy joined the Company as Vice President and General Counsel in February 2006. Previously, he was a Partner in the law firm of Hunton & Williams LLP from April 1999 through February 2006 and an associate with that firm from 1997. He was appointed Corporate Secretary as of February 16, 2007.

(4)          Mr. Kliethermes joined the Company as Vice President, Actuarial Services in April 2006. Previously he was Senior Vice President, Quantitative Analyst for Lockton Companies from January 2006 through April 2006. Mr. Kliethermes was Assistant Vice President, Employers Reinsurance Corporation and Vice President, Westport, both a part of GE Insurance Solutions, from May 1998 through January 2006.

(5)          Mr. Robison joined the Company as Treasurer in August 2004. From February 2002 through August 2004, he was Investment Manager of National Interstate Insurance Company, a property and casualty insurance company. He was an Analyst with Battelle Memorial, a global science and technology enterprise, from June 2001 through February 2002, and a Business Analyst with Marconi Communications from June 2000 to April 2001.

Executive Compensation

Summary Compensation Table.  The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & Chief Executive Officer, Senior Vice President, Chief Financial Officer, and the other three most highly compensated executive officers, referred to here collectively as “named executive officers.”

NAME and PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS($)	OPTION AWARDS($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSA- TION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (4)	ALL OTHER COMPENSATION ($)(5)(6)(7)(8)	TOTAL ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jonathan E. Michael President & Chief Executive Officer	2007	728,000	—	—	641,235	2,497,496	—	61,458	3,928,189
	2006	726,125	—	—	434,595	2,207,104	—	85,362	3,453,186

Joseph E. Dondanville Senior Vice President, Chief Financial Officer	2007	354,858	—	—	307,427	1,000,530	—	54,967	1,717,782
	2006	331,333	—	—	88,975	885,298	—	61,058	1,366,664

Daniel O. Kennedy Vice President, General Counsel & Corporate Secretary	2007	282,222	—	—	50,197	206,910	—	46,228	585,557
	2006	235,513	75,000	—	24,953	167,382	—	109,325	612,173

Craig W. Kliethermes Vice President Actuarial Services of the Company’s principal insurance subsidiaries	2007	267,258	—		29,256	205,150	—	47,645	549,309

Michael J. Stone President & Chief Operating Officer of the Company’s principal insurance subsidiaries	2007	475,267	—	—	193,669	1,497,809	—	53,012	2,219,757
	2006	445,000	—	—	63,262	1,323,157	—	55,061	1,886,480

(1)   The amounts shown in column (d) represents a sign-on bonus paid in connection with recruiting Mr. Kennedy to the Company.

(2)   The amounts shown in column (f) reflect the dollar amount of expense recognized for financial statement reporting purposes in accordance with FASB Statement No. 123R of non-statutory stock options awards granted to each of the named executive officers pursuant to the RLI Corp. Omnibus Stock Plan.  Assumptions used in the calculation of this amount are included in footnote      to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2008.

(3)   The amounts shown in column (g) for Messrs. Michael, Stone, and Dondanville reflect the cash awards paid under the MVP Program, which is discussed in further detail on page     , and reflect 33 percent of their respective bonus bank balances attributable to contributions to the bonus bank for years 2007 and later and 40 percent of their respective bonus bank balances attributable to contributions to the bonus bank for years 2006 and earlier.  The amounts reflected in column (g) for Messrs. Kennedy and Kliethermes reflect the cash awards paid under the MIP, which is discussed in further detail on page     .

(4)   The RLI Corp. Pension Plan (“Pension Plan”) was terminated and benefits were distributed to participants in 2006.  Messrs. Michael, Stone, and Dondanville were participants in the Pension Plan; Messrs. Kennedy and Kliethermes did not participate.  The actuarial present value of the accumulated benefit under the Pension Plan on December 31, 2005 was: Mr. Michael, $354,552; Mr. Stone, $162,107; and Mr. Dondanville, $280,675.  The actuarial present value of the accumulated benefit under the Pension Plan on December 31, 2006 for each of Messrs. Michael, Stone and Dondanville was $0.

(5)   The amounts shown in column (i) includes:

a.     A Company profit sharing contribution to the RLI Corp. Employee Stock Ownership Plan of $27,426 for 2006

and $27,000 for 2007 for each named executive officer;

b.     A Company profit sharing contribution to the RLI Corp. 401(k) Plan for 2006 of $12,689 for Messrs. Michael, Stone, and Dondanville and $10,637 for Mr. Kennedy; and $13,500 for each named executive officer for 2007.

c.     The value of travel accident insurance, provided to all Company employees at the assistant vice president level and above, for each named executive officer calculated by dividing the annual premium for such coverage by the number of covered employees.

d.     Reimbursement for annual installment of country club initiation fee/capital charge and associated income tax gross up for Messrs. Kennedy and Kliethermes of $2,500/$1,044, and $3,500/$1,461, respectively.

(6)   The amounts shown in column (i) for Messrs. Michael, Stone, and Dondanville include the value of a travel/legal benefit, which consists of amounts for personal use of the Company aircraft, guests on the Company aircraft, and reimbursement for personal commercial air travel and personal legal services, all of which are limited in the aggregate to 6.5 percent of each of their respective base salary, which is discussed in further detail on page      under the heading “Perquisites and Other Personal Benefits”.  Messrs. Michael, Stone, and Dondanville were also reimbursed for any income taxes arising out of the receipt of travel/legal benefits, but only to the extent that these benefits and related taxes do not exceed 6.5 percent of base salary.

The following travel/legal benefits and associated income tax payments were provided in 2006: Mr. Michael, $25,580 travel/legal benefit, $8,515 income taxes; Mr. Stone, $6,570 travel/legal benefit, $2,098 income taxes; Mr. Dondanville, $8,531 travel/legal benefit, $5,558 income taxes.  The benefit was eliminated in May 2007; however, some imputed income and associated income tax gross up resulted in 2007 prior to the termination of the benefit. The Board authorized Messrs. Michael, Stone and Dondanville to continue to use the Company aircraft for personal use, when it is not being used for business purposes, pursuant to a lease arrangement at a current rate of $1,100 per hour, limited to the maximum hourly lease charges equal to 6.5 percent of base salary.  In 2007, Mr. Michael paid $10,780 for 9.8 hours use; Mr. Stone paid $1,100 for 1 hour use, and Mr. Dondanville did not use the aircraft.  Income was imputed if the Standard Industry Fair Level (SIFL) rate for a flight made under such a lease exceeds the lease rate or if a guest or guests accompanied the executive on a leased or business flight.

For Mr. Michael, imputed income of $1,173 resulted from one leased flight for which the SIFL rate exceeded the lease rate by that amount and imputed income of $6,728 resulted from guests accompanying him on leased and business flights.  For Mr. Stone, imputed income of $1,092 resulted from guests accompanying him on leased and business flights.   The following travel/legal benefits, and associated income tax payments and imputed income, for the use of the Company aircraft were provided in 2007 as noted above: Mr. Michael, $7,800 travel/legal benefit, $5,082 income taxes; Mr. Stone, $4,475 travel/legal benefit, $2,915 income taxes; Mr. Dondanville, $4,994 travel/legal benefit, $3,253 income taxes.

(7)          The amounts shown in column (i) for Messrs. Michael, Stone, and Dondanville also include the following value of a Company provided automobile in 2006 and until May 2007, respectively, when the perquisite was eliminated: Mr. Michael, $8,990, $5,891; Mr. Stone, $4,487, $2,938; and Mr. Dondanville, $5,176, $4,036. The value of the Company provided automobiles was determined pursuant to the annual lease valuation method under the Internal Revenue Code, which includes the specified annual lease value for each automobile multiplied by the percentage of personal miles driven.

(8)          The amounts shown in column (i) for Mr. Kennedy for 2006 includes the value of relocation expenses paid as part of his offer of employment. Mr. Kennedy was reimbursed $50,747 for airfare, hotel, meals, house hunting trips, closing costs on the purchase of his home in Illinois, and real estate commissions. Income taxes of $16,881 were paid by the Company on Mr. Kennedy’s behalf in connection with the relocation benefits paid to him.

(9)          In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”), Messrs. Michael and Dondanville were elected to the Board of Directors of Maui Jim. They continue to hold those positions. Messrs. Michael and Dondanville were paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and were paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Messrs. Michael and Dondanville elected to be paid their entire Maui Jim director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim Board of Directors who were not Maui Jim employees.

After February 2002, no further director fees were paid to Messrs. Michael and Dondanville for their service as directors of Maui Jim. Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003, and Mr. Dondanville exercised all of his options to purchase 67,878 Maui Jim shares in 2004. Each of them paid cash for such shares and incurred an income tax liability on the gain at the time of exercise. In 2006, Messrs. Michael and Dondanville each received a dividend of $84,847 on their shares of Maui Jim stock. The amounts reflected in column (i) do not include dividends paid to Messrs. Michael and Dondanville on the Maui Jim stock in 2006. Maui Jim did not declare a dividend in 2007.

Grants Of Plan-Based Awards.  The following table sets forth information about estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the MVP Program for Messrs. Michael, Dondanville and Stone, and under the MIP for Messrs. Kennedy and Kliethermes. The table also shows information regarding grants of stock options made to the named executive officers under the Corp. Omnibus Stock Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) (2)			All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi-mum ($)	Underlying Options (#) (3)	Option Awards ($ / Sh)	Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Jonathan E. Michael	02/02/07				10,500	56.21	160,230
	05/03/07				10,500	56.09	158,655
	08/03/07				10,500	56.67	162,120
	11/02/07				10,500	56.03	160,230
	N/A	0	1,992,665	7,500,000

Joseph E. Dondanville	05/03/07				18,000	56.09	271,980
	N/A	0	798,597	7,500,000

Daniel O. Kennedy	05/03/07				9,000	56.09	135,990
	N/A	0	142,500	213,750

Craig W. Kliethermes	05/03/07				9,000	56.09	135,990
	N/A	0	137,500	206,250

Michael J. Stone	05/03/07				31,500	56.09	475,965
	N/A	0	1,194,910	7,500,000

(1)          For Messrs. Michael, Dondanville, and Stone, the amounts shown in columns (d) reflect the target award under the MVP Program, which is discussed in further detail on page 26, calculated based on the creation of a target level of $60 million in market value potential; and the amounts shown in column (e) reflect the maximum annual award of $7.5 million as specified under the RLI Incentive Compensation Plan approved by shareholders in 2006. The MVP Program does not provide for specific threshold awards. If in a given year the Company’s performance results in a negative MVP calculation such that it reduces a participant’s MVP Program “bank balance” to zero or below, no MVP Program bonus payment would be made for that year,

(2)          For Messrs. Kennedy and Kliethermes, the amounts shown in columns (c), (d) and (e) reflect (i) the minimum award under the MIP, discussed in further detail on page 28, which is equal to zero if MVP and ROE results fall below minimum levels for a which a bonus will be paid; (ii) the target award which is equal to 50 percent of their respective annual base salary rate at year-end; and (iii) the maximum award which is equal to 75 percent of their respective annual base salary rate at year-end.

(3)          Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Such options lapse on the 10th anniversary of the grant date. All options were granted pursuant to the RLI Corp. Omnibus Stock Plan. Under the terms of the

Omnibus Stock Plan, stock option grants vest upon the death, disability, or retirement of an optionee. Retirement is defined as combined age and years of service of 75 or greater. At the beginning of 2006, Mr. Michael’s age and years of service exceeded 75. Therefore, under FASB Statement No. 123R, Mr. Michael’s option awards must be expensed at the time of grant, rather than over the five-year vesting period. The ERC accordingly decided to grant Mr. Michael’s options in 2006 and 2007 on a quarterly basis to avoid a disproportionate expense in any one quarter.

Outstanding Equity Awards At Fiscal Year-End.  The following table sets forth information with respect to the named executive officers regarding the outstanding stock option awards as of fiscal year-end 2007 (December 31, 2007).

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Jonathan E. Michael	6,290			15.9063	5/06/09
	6,336			15.7813	5/04/10
	60,000			20.05	5/03/11
	60,000			29.335	5/02/12
	60,000			29.55	5/01/13
	60,000			35.08	5/06/14
	45,000			44.54	5/05/15
	2,100	8,400		50.15	5/04/16
	2,100	8,400		47.44	8/04/16
	2,100	8,400		54.04	11/03/16
		10,500		56.21	02/02/17
		10,500		56.09	5/03/17
		10,500		56.67	8/03/17
		10,500		56.03	11/02/17

Joseph E. Dondanville	13,518			15.9063	5/06/09
	20,000			15.7813	5/04/10
	22,000			20.05	5/03/11
	32,000			29.335	5/02/12
	28,000			29.55	5/01/13
	28,000			35.08	5/06/14
	21,000			44.54	5/05/15
	3,500	14,000		50.15	5/04/16
		18,000		56.09	5/03/17

Daniel O. Kennedy	999	4,001		52.30	2/21/16
	1,600	6,400		50.15	5/04/16
		9,000		56.09	5/03/17

Craig W. Kliethermes	1,000	4,000		50.15	5/04/16
		9,000		56.09	5/03/17

Michael J. Stone	5,004			15.9063	5/06/09
	5,889			15.7813	5/04/10
	579			20.05	5/03/11
	48,000			29.335	5/02/12
	40,000			29.55	5/01/13
	40,000			35.08	5/06/14
	30,000			44.54	5/05/15
	5,500	22,000		50.15	5/04/16
		31,500		56.09	5/03/17

(1)          In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to executive officers under the Incentive Stock Option Plan and the Omnibus Stock Plan. The options, if exercised, are subject to a holding period equal to the original vesting schedule. Each option listed above vests 20 percent each year over a five year period. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R. Such options lapse on the tenth anniversary of the grant date.

(2)          These grants are included in column (f) of the Summary Compensation Table on page 32 and do not constitute additional compensation from what is reported there. Each option listed vests 20 percent per year over five years and lapses on the tenth anniversary of the grant date.

Option Exercises And Stock Vested.  The following table sets forth information with respect to the named executive officers regarding the exercise of options during the last fiscal year (2007). Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Jonathan E. Michael

Joseph E. Dondanville	17,838	735,433

Daniel O. Kennedy

Craig W. Kliethermes

Michael J. Stone	47,509	1,722,011

Pension Benefits.  The Company’s Pension Plan was terminated and benefits distributed to participants in 2006, with no further distributions in 2007.

Non-Qualified Deferred Compensation.  The following table sets forth information on the non-qualified deferred compensation for the named executive officers in 2007.

Name	Aggregate Earnings in Last FY ($) (1) (2)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)
Jonathan E. Michael	59,334	2,788,645

Joseph E. Dondanville	10,291	483,682

Daniel O. Kennedy	n/a	n/a

Craig W. Kliethermes	(292)	31,779

Michael J. Stone	20,918	983,111

(1)          The amounts shown in column (b) for Mr. Michael reflect the dividends paid on, and change in the value of, RLI shares held in his accounts under the Deferred Plan, which is described in further detail at page 28, and Key Plan, which is described in further detail at page 29. Dividends paid on shares held in the Deferred Plan and Key Plan are used to purchase additional shares held in those plans. Mr. Michael did not participate in the Deferred Plan in 2006 or 2007, and no contributions were made on his behalf under the Key Plan in 2006 or 2007. The amounts shown in column (b) were not included in amounts shown in the Summary Compensation Table for 2006 or 2007 for Mr. Michael. Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(2)          The amounts shown for Messrs. Stone, Dondanville, and Kliethermes in column (b) reflect the dividends paid on, and increase in the value of, RLI shares held in their respective accounts under the Deferred Plan, which is described in further detail at page 28. Dividends paid on shares held in the Deferred Plan are used to purchase additional shares held in that plan. Mr. Kliethermes deferred income under the Deferred Plan in 2007, while neither Messrs. Stone nor Dondanville deferred income under the Deferred Plan in 2006 or 2007. The amounts shown in column (b) were not included in amounts shown in the Summary Compensation Table for 2007 for Messrs. Stone and Dondanville. Amounts deferred by Messrs. Stone and Dondanville in previous years were included in the Summary Compensation Table in the year of such deferrals. The deferred amounts shown in column (b) were included in amounts shown in the Summary Compensation Table for 2007 for Mr. Kliethermes. Mr. Kennedy has not deferred income under the Deferred Plan.

The Company’s executive officers do not have any employment, severance or other agreements with the Company that provide for any type of payout or acceleration of amounts owed upon a termination of employment or a change in control of the Company.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007, regarding Common Stock that may be issued under the Company’s existing equity compensation plans, including the Director Plan, the Director Stock Plan, the Incentive Stock Option Plan (“ISOP”), the Deferred Plan, the Deferred Agreement and the Omnibus Plan. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders (1)	1,605,252	(2)	$36.34	843,552	(3)
Equity compensation plans not approved by shareholders (4)	0		0		(5)
Total	1,605,252		$36.34	843,552

(1)	Consists of the Director Plan, Director Stock Plan, the ISOP and the Omnibus Plan.
(2)

Includes options to purchase 71,386 shares exercisable under the Director Plan, options to purchase 899,166 shares exercisable under the ISOP and options to purchase 634,700 shares under the Omnibus Plan.

(3)

Shares available for future issuance under the Omnibus Plan. The Director Agreement currently provides for each newly appointed outside Director and each current outside Director to receive awards pursuant to the Omnibus Plan as described in Board Meetings and Compensation under Outside Directors’ Fee Award Agreement.

(4)	Consists of the Deferred Plan and the Deferred Agreement.
(5)

No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Deferred Plan and Deferred Agreement, executive officers and directors may elect to defer compensation otherwise payable to them. Under the Deferred Plan and Deferred Agreement, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

Shareholder Proposals

To be included in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 21, 2008, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615. In order for a shareholder to raise a matter at the 2009 Annual Meeting of Shareholders, the shareholder must notify the Company of the matter before February 3, 2009.

Other Business

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to (1) date, execute and return the enclosed proxy in the postage-paid, self-addressed envelope provided, or (2) vote your proxy over the Internet or by telephone using the instructions on your proxy card.

By Order of the Board of Directors

/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President, General Counsel
& Corporate Secretary

Peoria, Illinois

March 20, 2008

Exhibit A (Existing —

Marked to show proposed changes)

~~Amended and~~ Restated Articles of Incorporation

ARTICLE ONE

Corporate Name:          ~~Illinois~~ RLI Corp. ~~filed May 4, 1993;~~ (the “Corporation”)

                                        ~~Articles of Merger filed May 6, 1993~~

                                        ~~wherein name was changed to RLI Corp.~~

ARTICLE TWO

Registered Agent:                       ~~Camille J. Hensey~~Daniel O. Kennedy

Registered Office:                        9025 North Lindbergh Drive

                                                                                                                        Peoria, Illinois 61615

                                                                                                                        Peoria County

ARTICLE THREE

Purpose or purposes for which the Corporation is organized:

                                                                                                                        To do any and all acts and things for which corporations may be incorporated under The Business Corporation Act of 1983 of the State of Illinois (the “BCA”).

ARTICLE FOUR

Paragraph 1:                  Authorized Shares, Issued Shares and Paid-in Capital:

                            ~~Par Value        # of Shares        # of Shares            Paid-in~~

~~Class                  per Share        Authorized            Issued                Capital~~

~~Common                 $1.00            50,000,000            8,453,449        $40,394,042~~

~~Preferred                 $0.01              5,000,000                    —0-               $    0.00~~

          The Corporation shall have authority to issue the following classes of capital stock in the number of shares and at the par value as indicated opposite the name of the class.

Class	Par Value per Share	# of Shares Authorized

Common	$1.00	200,000,000
Preferred	$0.01	5,000,000

Paragraph 2:                                                  The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

          DENIAL OF CUMULATIVE VOTING RIGHTS:  No holder of any class or series of shares of this Corporation shall have cumulative voting rights with respect to any matter voted upon by the holders of such shares.

        Except as otherwise provided in this Article Four or as otherwise required by the BCA, all shares of Common Stock shall be of equal rank, identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.  Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be declared by the Board of Directors of the Corporation and shall share equally on a per share basis in all such dividends.  Except as otherwise required by the BCA or as otherwise provided herein, each holder of Common Stock shall be entitled to one (1) vote per share on each matter submitted to a vote of the shareholders of the Corporation, and the Common Stock shall participate equally on a per share basis upon liquidation.  The Common Stock shall rank junior to the Preferred Stock in right of payment of dividends and upon liquidation and shall be subject to all of the rights, powers, privileges and preferences of the Preferred Stock in any resolution or resolutions adopted by the Board of Directors pursuant to authority vested in it by the provisions of this Article Four.

          The Preferred Stock may be issued from time to time in one or more series.  All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Corporation’s Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative, the dates from which dividends are cumulative may vary to reflect differences in the date of issue.  Subject to the provisions of this ~~resolution~~section, which provisions shall apply to all Preferred Stock, the Board of Directors hereby are authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

                              (a)   The designation of the series which may be by distinguishing number, letter and/or title.

                              (b)   The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

                              (c)   The dividend rate of the series.

                              (d)   The dates at which dividends, if declared, shall be payable, whether such dividends shall be cumulative or noncumulative, and, if cumulative, the dates from which dividends shall be cumulative.

                              (e)   The redemption rights and price or prices, if any, for shares of the series.

                              (f)    The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                              (g)   The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                              (h)   Whether the shares of the series shall be convertible into shares of any other class or series of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made.

                              (i)    Restrictions on the issuance of shares of the same series or of any other class or series.

                              (j)    The limitation or denial of voting rights, or the grant of special voting rights, if any.

          The Corporation’s Board of Directors is authorized to adopt from time to time resolutions pursuant to these ~~Amended~~Restated Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (j), inclusive, of this section.

ARTICLE FIVE

        ~~STAGGERED DIRECTOR TERMS:~~BOARD OF DIRECTORS:  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In accordance with the provisions of Section 8.10(e) (Number, Election and Resignation of Directors) of the BCA and any successor thereto, the Board of Directors of the Corporation shall consist of ~~nine members.~~  a minimum of nine (9) and a maximum of thirteen (13) members, with the number of directors to be set by the Board of Directors pursuant to the Corporation’s By-laws.  A director shall hold office until the annual meeting of shareholders in the year in which his or her term expires and until his or her successor shall be elected and qualified subject, however, to prior death, resignation, retirement or removal from office.

          The members of the Board of Directors shall be divided into three ~~equal classes.  The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting of shareholders after their election, and that of the third class shall expire at the third annual meeting of shareholders after their election.  At each annual meeting, the number of directors equal to the number of the class whose terms expire at the time of such meeting shall be~~classes, with sizes of each class to be as equal as possible and with the directors in each class elected to hold office until the third succeeding annual meeting of ~~the~~ shareholders; provided, however, that beginning at the annual meeting of shareholders that is held in calendar year 2009 (the “2009 Annual Meeting”), directors shall be elected annually for terms of one year, except that any director whose term expires at the annual meeting of shareholders in calendar year 2010 (the “2010 Annual Meeting”) or the annual meeting of shareholders in calendar year 2011 (the “2011 Annual Meeting”) shall continue to hold office until the end of the term for which such director was elected or appointed and until such director’s successor shall have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office.  Accordingly, at the 2009 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 Annual Meeting   At the 2010 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 Annual Meeting.  At the 2011 Annual Meeting and each annual meeting of shareholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of shareholders, and thereafter there shall be no classes of directors and all directors shall be elected at each annual meeting.  If the number of directors is changed prior to the 2011 Annual Meeting, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.  In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequity of the classes until the expiration of such term.

        Except as required by law or otherwise provided herein, all vacancies on the Board of Directors shall be filled by the Board of Directors, as set forth in the Corporation’s By-laws.  Any director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.

          REMOVAL OF DIRECTORS:  In accordance with the provisions of Section 8.35(a) (4) (Removal of Directors) of the BCA and any successor thereto, a member of the Board of Directors of this Corporation may be removed only for cause.

        PERSONAL LIABILITY:  The personal liability of the members of the Board of Directors of the Corporation is hereby eliminated for monetary damages to shareholders and the Corporation, to the fullest extent permitted by Section 2.10(b) (3) (Articles of Incorporation) of the BCA and any successor thereto, subject to the terms and limitations thereof.  Any repeal or modification of this provision shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        ~~MERGER:  MAJORITY SHAREHOLDER VOTE REQUIRED:  In accordance with the provisions of Section 11.20 Approval by Shareholders, of the Business Corporation Act of 1983, any plan of merger, consolidation or exchange shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the issue.~~

          INDEMNIFICATION ~~OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS~~; INSURANCE:

                              (a)  This Corporation shall indemnify any ~~person~~present or former director or officer and may indemnify any present or former employee or agent of the Corporation selected and determined by the Board of Directors in its discretion, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation ) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation , or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation , and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

                              (b)  This Corporation shall indemnify any ~~person~~present or former director or officer and may indemnify any present or former employee or agent of the Corporation selected and determined by the Board of Directors in its discretion, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation , or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation , provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable ~~for negligence or misconduct in the performance of his or her duty~~ to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

                              (c)   To the extent that a present or former director, officer, employee or agent of this Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation.

                              (d)  Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b).  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of the directors who are not parties to such action, suit or proceeding, even though less than a quorum designated by a majority vote of the directors, or (3) if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (~~3~~4) by the shareholders.

                              (e)  Expenses, including attorney’s fees, incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors pursuant to subsections (a) or (b) above in the specific case, upon receipt of an undertaking by or on behalf of the director~~,~~ or officer~~, employee or agent~~ to repay such amount, ~~unless~~if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this section.

                              (f)    The indemnification and advancement of expenses provided by or granted under this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                              (g)   This Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

                              (h)  If the Corporation has paid indemnity or has advanced expenses to a director~~,~~ or officer, ~~employee or agent,~~ the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

                              (i)    For purposes of this section, references to “the Corporation” or “this Corporation” shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under the provisions of this section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

                              (j)    For purposes of this section, references to “other enterprises” shall include, without limitation, employee benefit plans; references to “fines” shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation “ shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation “ as referred to in this section.

ARTICLE SIX

          SHAREHOLDER ACTION:  Any action required or permitted to be taken by the shareholders of the Corporation shall be effected only at a duly called annual or special meeting of shareholders of the Corporation and shall not be effected by consent in writing by the holders of outstanding stock pursuant to Section 7.10 (Informal Action by Shareholders) of the BCA or any successor thereto or any other applicable provision of the BCA.

ARTICLE SEVEN

          MERGER OR SALE OF ASSETS OUTSIDE THE USUAL COURSE:  In accordance with the provisions of Section 11.20 (Approval by Shareholders) of the BCA and any successor thereto, any plan of merger, consolidation or exchange shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the issue.  In accordance with Section 11.60 (Sale, Lease or Exchange of Assets, Other than in the Usual and Regular Course of Business) of the BCA and any successor thereto, any sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the Corporation, if not made in the usual and regular course of business, shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the issue.

ARTICLE EIGHT

          AMENDMENT TO ARTICLES OF INCORPORATION:  In accordance with the provision of Section 10.20(d) (Amendment by Directors and Shareholders) of the BCA and any successor thereto, any amendment to the Articles of Incorporation required by the BCA shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the amendment and not less than a majority of the outstanding shares of each class or series of shares entitled to vote as a class on the amendment.

# # # # # # #

EXHIBIT B (PROPOSED)

RESTATED ARTICLES OF INCORPORATION

ARTICLE ONE

Corporate Name:    RLI Corp. (the “Corporation”)

ARTICLE TWO

Registered Agent:	Daniel O. Kennedy
Registered Office:	9025 North Lindbergh Drive
Peoria, Illinois 61615
Peoria County

ARTICLE THREE

Purpose or purposes for which the Corporation is organized:

To do any and all acts and things for which corporations may be incorporated under The Business Corporation Act of 1983 of the State of Illinois (the “BCA”).

ARTICLE FOUR

Paragraph 1:           Authorized Shares, Issued Shares and Paid-in Capital:

The Corporation shall have authority to issue the following classes of capital stock in the number of shares and at the par value as indicated opposite the name of the class.

Class	Par Value per Share	# of Shares Authorized

Common	$1.00	200,000,000
Preferred	$0.01	5,000,000

Paragraph 2:                                  The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

DENIAL OF CUMULATIVE VOTING RIGHTS: No holder of any class or series of shares of this Corporation shall have cumulative voting rights with respect to any matter voted upon by the holders of such shares.

Except as otherwise provided in this Article Four or as otherwise required by the BCA, all shares of Common Stock shall be of equal rank, identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be declared by the Board of Directors of the Corporation and shall share equally on a per share basis in all such dividends. Except as otherwise required by the BCA or as otherwise provided herein, each holder of Common Stock shall be entitled to one (1) vote per share on each matter submitted to a vote of the shareholders of the Corporation, and the Common Stock shall participate equally on a per share basis upon liquidation. The Common Stock shall rank junior to the Preferred Stock in right of payment of dividends and upon liquidation and shall be subject to all of the rights, powers, privileges and preferences of the Preferred Stock in any resolution or resolutions adopted by the Board of Directors pursuant to authority vested in it by the provisions of this Article Four.

The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Corporation’s Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative, the dates from which dividends are cumulative may vary to reflect differences in the date of issue. Subject to the provisions of this section, which provisions shall apply to all Preferred Stock, the Board of Directors hereby are authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

(a)   The designation of the series which may be by distinguishing number, letter and/or title.

(b)   The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

(c)   The dividend rate of the series.

(d)   The dates at which dividends, if declared, shall be payable, whether such dividends shall be cumulative or noncumulative, and, if cumulative, the dates from which dividends shall be cumulative.

(e)   The redemption rights and price or prices, if any, for shares of the series.

(f)    The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(g)   The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(h)   Whether the shares of the series shall be convertible into shares of any other class or series of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made.

(i)    Restrictions on the issuance of shares of the same series or of any other class or series.

(j)    The limitation or denial of voting rights, or the grant of special voting rights, if any.

The Corporation’s Board of Directors is authorized to adopt from time to time resolutions pursuant to these Restated Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (j), inclusive, of this section.

ARTICLE FIVE

BOARD OF DIRECTORS: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In accordance with the provisions of Section 8.10(e) (Number, Election and Resignation of Directors) of the BCA and any successor thereto, the Board of Directors of the Corporation shall consist of a minimum of nine (9) and a maximum of thirteen (13) members, with the number of directors to be set by the Board of Directors pursuant to the Corporation’s By-laws. A director shall hold office until the annual meeting of shareholders in the year in which his or her term expires and until his or her successor shall be elected and qualified subject, however, to prior death, resignation, retirement or removal from office.

The members of the Board of Directors shall be divided into three classes, with sizes of each class to be as equal as possible and with the directors in each class elected to hold office until the third succeeding annual meeting of shareholders; provided, however, that beginning at the annual meeting of shareholders that is held in calendar year 2009 (the “2009 Annual Meeting”), directors shall be elected annually for terms of one year, except that any director whose term expires at the annual meeting of shareholders in calendar year 2010 (the “2010 Annual Meeting”) or the annual meeting of shareholders in calendar year 2011 (the “2011 Annual Meeting”) shall continue to hold office until the end of the term for which such director was elected or appointed and until such director’s successor shall have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office. Accordingly, at the 2009 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 Annual Meeting At the 2010 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 Annual Meeting. At the 2011 Annual Meeting and each annual meeting of shareholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of shareholders, and thereafter there shall be no classes of directors and all directors shall be elected at each annual meeting. If the number of directors is changed prior to the 2011 Annual Meeting, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequity of the classes until the expiration of such term.

Except as required by law or otherwise provided herein, all vacancies on the Board of Directors shall be filled by the Board of Directors, as set forth in the Corporation’s By-laws. Any director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.

REMOVAL OF DIRECTORS: In accordance with the provisions of Section 8.35(a) (4) (Removal of Directors) of the BCA and any successor thereto, a member of the Board of Directors of this Corporation may be removed only for cause.

PERSONAL LIABILITY: The personal liability of the members of the Board of Directors of the Corporation is hereby eliminated for monetary damages to shareholders and the Corporation, to the fullest extent permitted by Section 2.10(b) (3) (Articles of Incorporation) of the BCA and any successor thereto, subject to the terms and limitations thereof. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

INDEMNIFICATION; INSURANCE:

(a)   This Corporation shall indemnify any present or former director or officer and may indemnify any present or former employee or agent of the Corporation selected and determined by the Board of Directors in its discretion, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

(b)   This Corporation shall indemnify any present or former director or officer and may indemnify any present or former employee or agent of the Corporation selected and determined by the Board of Directors in its discretion, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(c)   To the extent that a present or former director, officer, employee or agent of this Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation.

(d)   Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of the directors who are not parties to such action, suit or proceeding, even though less than a quorum designated by a majority vote of the directors, or (3) if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the shareholders.

(e)   Expenses, including attorney’s fees, incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors pursuant to subsections (a) or (b) above in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this section.

(f)    The indemnification and advancement of expenses provided by or granted under this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)   This Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

(h)   If the Corporation has paid indemnity or has advanced expenses to a director or officer, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

(i)    For purposes of this section, references to “the Corporation” or “this Corporation” shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under the provisions of this section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

(j)    For purposes of this section, references to “other enterprises” shall include, without limitation, employee benefit plans; references to “fines” shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this section.

ARTICLE SIX

SHAREHOLDER ACTION: Any action required or permitted to be taken by the shareholders of the Corporation shall be effected only at a duly called annual or special meeting of shareholders of the Corporation and shall not be effected by consent in writing by the holders of outstanding stock pursuant to Section 7.10 (Informal Action by Shareholders) of the BCA or any successor thereto or any other applicable provision of the BCA.

ARTICLE SEVEN

MERGER OR SALE OF ASSETS OUTSIDE THE USUAL COURSE: In accordance with the provisions of Section 11.20 (Approval by Shareholders) of the BCA and any successor thereto, any plan of merger, consolidation or exchange shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the issue. In accordance with Section 11.60 (Sale, Lease or Exchange of

Assets, Other than in the Usual and Regular Course of Business) of the BCA and any successor thereto, any sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the Corporation, if not made in the usual and regular course of business, shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the issue.

ARTICLE EIGHT

AMENDMENT TO ARTICLES OF INCORPORATION: In accordance with the provision of Section 10.20(d) (Amendment by Directors and Shareholders) of the BCA and any successor thereto, any amendment to the Articles of Incorporation required by the BCA shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the amendment and not less than a majority of the outstanding shares of each class or series of shares entitled to vote as a class on the amendment.

Investor Information

Annual Shareholders Meeting.  The 2008 Annual Meeting of Shareholders will be held at 2 p.m., CDT, on May 1, 2008, at RLI’s offices at 9025 N. Lindbergh Drive, Peoria, Illinois.

Internet Voting.  As a convenience, most RLI shareholders may vote their proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access RLI’s Annual Report and Proxy Statement over the Internet in the future by following the instructions provided if you submit your proxy be telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

Shareholder Inquiries.  Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the transfer agent and registrar:

Wells Fargo Shareholder Services

P.O. Box 64854

St. Paul, MN 55164-0854

Phone: 800-468-9716 or 651-450-4064

Fax: 651-450-4033

Email: stocktransfer@wellsfargo.com

Dividend Reinvestment Plan.  If you wish to sign up for an automatic dividend reinvestment and stock purchase plan or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar.

Requests for Additional Information.  Electronic versions of the following documents are available on our website: 2007 Annual Report, 2008 Proxy Statement, 2007 Annual Report on Form 10-K, code of conduct, corporate governance guidelines, and charters of the Audit, Executive Resources, Finance and Investment and Nominating/Corporate Governance Committees. Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, contact our corporate headquarters.

Contacting RLI.  For investor relations requests and management’s perspective on specific issues, contact treasurer, John E. Robison at 309-693-5846 or at john_robison@rlicorp.com.

RLI on the web.  www.rlicorp.com

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 5/1/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Annual Report / Financial Report / Notice and Proxy Statement

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 4/18/08.

To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639 **Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

RLI CORP.
RLI CORP. 9025 NORTH LINDBERGH DR. PEORIA, IL 61615	Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location

The Annual Meeting for holders as of 3/7/08

is to be held on 5/1/08 at 2:00 p.m. CDT

at:           RLI Corporate Headquarters

                        9025 N. Lindbergh Drive

                        Peoria, IL 61615

____________________________________________________

For Meeting Directions Please Call:

1-800-331-4929

Voting items

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” THE

FOLLOWING PROPOSALS:

1. ELECTION OF CLASS III DIRECTORS

Nominees:

01) John T. Baily

02) Jordan W. Graham

03) Gerald I. Lenrow

04) Gerald D. Stephens

2.   APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

3.   APPROVE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 200 MILLION.

4.   APPROVE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REVISE THE INDEMNIFICATION PROVISIONS AND LIMIT DIRECTOR PERSONAL LIABILITY.

5. APPROVE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ELIMINATE SHAREHOLDER WRITTEN CONSENT.

6. APPROVE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SHAREHOLDER VOTE REQUIRED FOR ASSET SALE TRANSACTIONS.

7. RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

In the Trustee’s discretion, upon other matters as may properly come before the meeting.

Voting items

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” THE

FOLLOWING PROPOSALS:

1. ELECTION OF CLASS III DIRECTORS

Nominees:

01) John T. Baily

02) Jordan W. Graham

03) Gerald I. Lenrow

04) Gerald D. Stephens

2. APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

3. APPROVE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 200 MILLION.

4. APPROVE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REVISE THE INDEMNIFICATION PROVISIONS AND LIMIT DIRECTOR PERSONAL LIABILITY.

5. APPROVE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ELIMINATE SHAREHOLDER WRITTEN CONSENT.

6. APPROVE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SHAREHOLDER VOTE REQUIRED FOR ASSET SALE TRANSACTIONS.

7. RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

In the designated Proxies’ discretion, upon any other matters as may properly come before the meeting.

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard H. Blum and Gerald D. Stephens, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this card or as indicated by Phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 7, 2008, at the RLI Corp. Annual Meeting of Shareholders to be held on May 1, 2008 or any adjournments thereof.

If no other indication is made on the reverse side of this form, or by Phone or Internet, the Proxies shall vote for each of the director nominees listed on the reverse side of this form, for Proposals 2 through 7 and, in their discretion, upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side.)

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW

RLI Corp. encourages you to take advantage of new and convenient ways to vote for matters to be covered at the 2008 Annual Meeting of Shareholders.   Please take the opportunity to use one of the three voting methods below to vote. We’ve made it easier than ever.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date.   Have the proxy card in hand when calling and then follow the simple instructions the Vote Voice provides.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date.  Have the proxy card in hand when accessing the web site and follow the simple instructions to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to RLI Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by RLI Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.   To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

[CONTROL NUMBER]

If you vote by telephone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.                    ELECTION OF CLASS III DIRECTORS

                             (mark one):

NOMINEES:  John T. Baily, Jordan W. Graham, Gerald I. Lenrow and Gerald D. Stephens

FOR ALL	☐

WITHHOLD ALL	☐

FOR ALL EXCEPT	☐

To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line below.

2.	APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

For	Against	Abstain

☐	☐	☐

3.	APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 200 MILLION.

For	Against	Abstain

☐	☐	☐

4.	APPROVE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REVISE THE INDEMNIFICATION PROVISIONS AND LIMIT DIRECTOR PERSONAL LIABILITY.

For	Against	Abstain

☐	☐	☐

5.	APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ELIMINATE SHAREHOLDER WRITTEN CONSENT.

For	Against	Abstain

☐	☐	☐

6.	APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SHAREHOLDER VOTE REQUIRED FOR ASSET SALE TRANSACTIONS.

For	Against	Abstain

☐	☐	☐

7.	APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

For	Against	Abstain

☐	☐	☐

In the designated Proxies’ discretion, upon any other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s).  Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature	Date

Signature (Joint Owners)	Date

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

RLI EMPLOYEE STOCK OWNERSHIP PLAN

Confidential Voting Instructions

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan to vote (in person or by proxy), as provided, the number of shares of RLI Common Stock credited to this account as of March 7, 2008 under the RLI Corp. Employee Stock Ownership Plan, at the RLI Corp. Annual Meeting of Shareholders to be held on May 1, 2008 or any adjournments thereof.

If no vote is provided, the Trustee shall vote for each of the director nominees listed and upon Proposals 2 through 7, pro rata with all shares of Common Stock held in the RLI Corp. Employee Stock Ownership Plan (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting.

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

(Continued and to be signed and dated on the reverse side.)

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW

RLI Corp. encourages you to take advantage of new and convenient ways to vote for matters to be covered at the 2008 Annual Meeting of Shareholders.   Please take the opportunity to use one of the three voting methods below to vote. We’ve made it easier than ever.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date.   Have the proxy card in hand when calling and then follow the simple instructions the Vote Voice provides.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date.  Have the proxy card in hand when accessing the web site and follow the simple instructions to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to RLI Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by RLI Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.   To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

[CONTROL NUMBER]

If you vote by telephone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	ELECTION OF CLASS III DIRECTORS
(mark one):

NOMINEES:  John T. Baily, Jordan W. Graham, Gerald I. Lenrow and Gerald D. Stephens

FOR ALL	☐

WITHHOLD ALL	☐

FOR ALL EXCEPT	☐

To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line below.

2.                           APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

For	Against	Abstain

☐	☐	☐

3.                           APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 200 MILLION.

For	Against	Abstain

☐	☐	☐

4.                           APPROVE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO revise the indemnification provisions and limit director personal liability.

For	Against	Abstain

☐	☐	☐

5.                          approve an amendment to the company’s amended and restated articles of incorporation to eliminate shareholder written consent.

For	Against	Abstain

☐	☐	☐

6.                          APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SHAREHOLDER VOTE REQUIRED FOR ASSET SALE TRANSACTIONS.

For	Against	Abstain

☐	☐	☐

7.                          APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

For	Against	Abstain

☐	☐	☐

In the Trustee’s discretion, upon other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s).  Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature	Date

Signature (Joint Owners)	Date

March 20, 2008

Securities and Exchange Commission

Division of Corporation Finance

100 F Street NE

Washington, D.C. 20549

     Re:  RLI Corp.

Ladies and Gentlemen:

     On behalf of RLI Corp., enclosed for filing, pursuant to Rule 14a-6(b), is the Definitive copy of the following proxy solicitation material relating to the Annual Meeting of Shareholders of RLI Corp. to be held on May 1, 2008:  Letter from Chairman of the Board of the Company to the Shareholders, Notice of the Meeting, Proxy Statement and Forms of Proxy and Notice and Access card.

     The Company transmitted the foregoing material to its Shareholders on this date.

     Please direct any questions or comments to the undersigned at 1-800-331-4929, ext. 5849.

Very truly yours,

/s/Daniel O. Kennedy

Daniel O. Kennedy
Vice President, General Counsel
& Corporate Secretary